UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2006

China-Biotics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-110733	98-0393071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China

(Address of Principal Executive Offices and Zip Code)

(86 21) 5834 9748

(Registrant’s Telephone Number, Including Area Code)

Otish Resources, Inc.
#1000 355 Burrard Street, Vancouver, BC V6C 2G8

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 22, 2006, China-Biotics, Inc., formerly Otish Resources, Inc. (“we” or “us”), entered into a securities exchange agreement (the “Share Exchange”) with Sinosmart Group Inc. (“SGI”) and the SGI shareholders (the “SGI Shareholders”) pursuant to which the SGI Shareholders agreed to transfer all of the equity securities of SGI to us in exchange for the issuance of shares of our common stock. At the closing of the share exchange on March 22, 2006, we issued to the SGI Shareholders an aggregate of 15,980,000 shares of our common stock in exchange for their shares of SGI, and SGI became our wholly-owned subsidiary. SGI owns all of the equity securities of Shanghai Shining Biotechnology Co. Ltd, a wholly-foreign owned enterprise established in the People’s Republic of China. In connection with the Share Exchange, the following also occurred:

•
On March 22, 2006, immediately prior to the Share Exchange, SGI issued 2,858 ordinary shares in a private placement for an aggregate consideration of $5,067,700 (the “Private Placement”). Each of these investors subsequently exchanged these shares for an aggregate of 1,870,000 shares of our common stock in the Share Exchange. Pursuant to the terms of an escrow agreement entered into in connection with the Private Placement, $5,064,842 of the consideration was deposited with an escrow agent. Under the terms of the escrow agreement, $5,000 was released to Stan Ford pursuant to the closing of the transaction described in the third bullet below, $4,222,142 is to be released upon our filing of a registration statement covering the resale of our common stock held by certain of our stockholders, $750,000 is to be released from time to time to cover certain marketing and executive officer search expenses, and the remainder is to be released to Chinamerica Fund, L.P., one of our stockholders, as reimbursement for certain expenses incurred in connection with the Private Placement and Share Exchange.

•
On March 21, 2006, prior to the Share Exchange, we filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, which, among other things, changed our name to “China-Biotics, Inc.” and provided that our common stock, which had previously been divided into Class A and Class B common stock (of which no Class B common stock was outstanding), would become one class of common stock. On March 22, 2006, immediately after the Share Exchange, our Board of Directors adopted amended and restated bylaws.

•
On March 22, 2006, immediately prior to the Share Exchange, we entered into an agreement with Stan Ford, our then-current director, President, Secretary and Treasurer and majority stockholder, pursuant to which we agreed to transfer to Mr. Ford all of the 726 shares of stock of Diadem Resources, Ltd. we owned for $5,000 in cash in exchange for the assumption by Mr. Ford of any and all liabilities associated therewith and the redemption of the 20,000,000 shares of our common stock owned by Mr. Ford (the “Stan Ford Transaction”). The Stan Ford Transaction was consummated immediately after the Share Exchange on March 22, 2006. We are currently holding the 20,000,000 shares in treasury pending cancellation.

•	At the closing of the Share Exchange, we entered into the following agreements with certain of our stockholders:

o
an Investors’ Rights Agreement with the Private Placement investors pursuant to which we may not to take certain corporate actions without the approval of holders of at least 75% of the then outstanding shares of common stock. In addition, we granted the Private Placement investors a right of first offer with respect to any shares of capital stock we sell at a per share price below the then current market price. The restrictive covenants and the right of first offer will expire after two years from the date of the agreement unless sooner terminated pursuant to the terms thereof.

o
Lockup Agreements pursuant to which such stockholders generally may not sell, transfer or otherwise dispose of a portion of their shares for a period of one year without the permission of us and Chinamerica Fund, L.P., one of our stockholders.

o
a Registration Rights Agreement pursuant to which we are obligated to file a registration statement on Form SB-2 as soon as practical, and in any event on or before April 7, 2006 to register the resale of certain registrable securities by such stockholders.

o
a Put Agreement pursuant to which we are obligated to purchase the shares that the Private Placement investors received in the Share Exchange if we fail to file the registration statement discussed in the previous bullet.

•
At or prior to the closing of the Share Exchange, our officers and directors resigned and were replaced by Song Jinan as our sole director, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary.

Immediately prior to the completion of the Share Exchange, Stan Ford, our then-current director, President, Secretary and Treasurer, beneficially owned 94.8% of our common stock. Upon the completion of the Share Exchange, Private Placement and Stan Ford Transaction, the former SGI shareholders and their designees collectively owned 98.7% of our common stock, Song Jinan, our sole director and President, owned 29.8% of our common stock and members of Mr. Song’s family owned an additional 20.3% of our common stock.

The foregoing summaries of the various agreements set forth are not intended to be complete, and are qualified in their entirety by references to the exhibits attached hereto.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated hereby by reference. In addition, pursuant to Item 2.01(f) of Form 8-K, we are providing below the information that would be required if we were filing a general form for registration of securities on Form 10-SB.

RISK FACTORS

Risks Related to our Business

We depend on the services of our director and key employees, the loss of which could harm our business.

We believe our success relies on the strategies, vision, efforts and technical expertise of our director and key management personnel, including Mr. Song Jinan, Dr. Huang Weida and Dr. Du Wen Min. The resignation or departure of any of these key people could have a material adverse impact on our operations and future prospects. In addition, if any of these key people join a competitor or form a competing company, we could lose customers and incur additional expenses to recruit replacements and train personnel. We have entered into standard form confidentiality agreements with our technical employees with the exception of our director and our key executives which contain non-competition clauses. We do not maintain key-man life insurance for any of our key executives.

Failure to attract and retain qualified employees may adversely affect our business.

Our continued success depends largely on our ability to attract and retain highly skilled executive, managerial and technical employees. We may face difficulties in recruiting skilled personnel in our industry due to its specialized nature. If we are unable to attract and retain a sufficient number of suitably skilled and qualified personnel, our business would be materially and adversely affected. We may also have to pay substantial wages to attract sufficient numbers of skilled employees and professionals, which may adversely affect our operating margins.

We are not insured against potential losses and could be seriously harmed by natural disasters, catastrophes or acts of war.

Our facilities and inventories could be materially damaged by hurricanes, floods and other natural disasters, catastrophes, acts of war or other catastrophic circumstances. We do not maintain insurance covering such events. If any of these events occur, we could incur material losses and liabilities, which could negatively affect our operating results.

We may incur material product liability claims, which could increase our costs and adversely affect our reputation, revenues and operating income.

As a manufacturer of products designed for human consumption, we are subject to product liability claims that the use of our products has resulted in injury. Our products contain three types of live bacteria, lactobacillus acidophilus, bifidobacterium bifidum and bifidobacterium adolescentis, which fall within the nine types of “good” live bacteria that are approved for direct sale to the public in China as health food. We obtain our bacteria from human sources. Although we believe this reduces the risk that it will be rejected by the human body, there can be no assurance that consumption of such bacteria could not result in adverse health effects. We do not maintain any product liability insurance. A product liability claim against us could result in costly litigation and could adversely affect our reputation with our customers, which in turn could adversely affect our revenues and operating income.

Our failure to develop products that are compatible with market needs could have an adverse effect on our sales and earnings.

Our business is particularly subject to changing consumer trends and preferences. Our continued success depends in part on our ability to anticipate and respond to these changes. We may not respond in a timely or commercially appropriate manner to such changes. Because markets for our products differentiate geographically, we must accurately assess demand in each specific market into which we wish to make sales. If we fail to invest in extensive market research on consumer health needs in each market we target, we may face limited market acceptance of our products, which could have a material adverse effect on our sales and revenues.

If our products fail to keep pace with advances in the industry, they may be displaced by competitors' newly developed products.

Other companies in our industry may gain significant competitive advantages by introducing new products to the market, delivering constant innovation in products and techniques and offering competitive prices. Our future growth partially depends on our ability to develop products that are more effective in meeting consumer needs. In addition, we must be able to manufacture and effectively market those products. The sales of our existing products may decline if a competing product is introduced by other companies.

We may have difficulty competing with larger and better financed companies in our industry, which could require us, among other things, to lower our prices and could result in the loss of our customers.

Some of our existing and future competitors may have greater technical and financial resources than we do and may use these resources to pursue a competitive position that threatens our products. Our products could be rendered obsolete or uneconomical by the development of new products to treat conditions addressed by our products, as a result of technological advances affecting the cost of production, or as a result of marketing or pricing action by one or more of our competitors.

Additionally, with China’s accession to the World Trade Organization, the Chinese government has undertaken to open up the Chinese market to foreign companies. China reduced its average import tariff rate overall to 11.50% in 2003 and has further reduced it to 9.90% in 2005. As a result, foreign competitors may form alliances with or acquire companies in our industry in China. Intensified competition from these foreign competitors may lead to lower profit margins due to price competition, loss of customers and slower than anticipated growth.

Unfavorable publicity or research reports casting a negative light on our industry or our products could change consumer perceptions and have an adverse affect on our ability to market and sell our products.

We believe that our industry is affected by media attention. Future research reports or publicity about the quality of products in our industry generally, or our products in particular, could have a material adverse effect on our business. Scientific research to date is preliminary and there can be no assurance that future scientific research or publicity will be favorable to our industry or any particular product or consistent with earlier favorable research or publicity. Adverse publicity could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately. Given our dependence upon consumer perceptions, adverse publicity, whether or not accurate, associated with illness or other adverse effects resulting from the consumption of our products or any similar products distributed by other companies could have a material adverse effect on our business.

Our planned expansion into the bulk additive business may not generate sufficient revenues and the construction of our new facility to accommodate this business may result in increased costs and losses.

We intend to expand our operations into the bulk additive business through the supply of high quality probiotics to be used as additives in dairy products to manufacturers in China. We plan to construct a new production plant with a 150-ton capacity which can accommodate our new bulk additive business. This will expose us to many risks, including the following:

•	there may not be sufficient market demand for bulk probiotics additives or our products in particular;

•	we may experience delays and cost overruns during construction of our new facility which may result in losses; and

•	we may experience substantial start up losses when the plant is first commissioned.

Our plans to geographically expand our marketing and sales efforts and directly sell our products directly to retail consumers may fail.

To date, we have only sold our products in the greater Shanghai area. We currently intend to expand our marketing and sales efforts to the rest of China. There is no assurance that we will receive the same level of public demand for our products in other parts of China.

In addition, we have been selling through distributors since our first product, Shining Essence, was launched in the market in April 2001. We intend to expand our operations by opening new retail stores or introducing a franchise structure to facilitate direct sales of our products to customers. We have hired consultants who have many years of experience in the direct selling industry to develop this new line of business, but there is no assurance that we can successfully implement our direct selling model.

As we increase the geographic area of our selling efforts and implement a direct selling model, there is a risk that our current systems may not be able to accommodate the increased volume or the complexity of the future business. Our short term operating results may be adversely affected as additional capital investments will have to be made for system upgrades, replacements or improvements.

We face potential tax exposure.

Our principal operations are in China. Business enterprises established in China are subject to income taxes and value added taxes under Chinese tax laws and regulations unless they have exemptions. We have made tax payments to the Chinese tax authorities for 2005. Our management believes that our operations in China were exempted from income taxes and value added taxes for all prior years because we had been recognized by the local government as an advanced technology enterprise. However, we have never received a written confirmation from the appropriate tax authorities for the tax exemption status of our operations in China. As a result, there is no way to ascertain the position which may be taken by the relevant Chinese tax authorities in the future.  Accordingly, our financial statements contain full provisions for all applicable tax liabilities, plus surcharge, for all prior calendar years. Such provisions for tax liabilities and surcharge will be reversed out of the financial statements at the appropriate point in the future.

According to Chinese tax regulations, outstanding tax payable in China for the calendar years prior to 2005 may be subject to potential penalties for the late payment of taxes which is calculated on the basis of 0.5 times to five times the amount of taxes payable, which amount to $4.88 million (if calculated based on 0.5 times of taxes payable) to $48.84 million (if calculated based on five times of the amount of taxes payable) as of December 31, 2005. No provision for the potential tax penalties has been made in our financial statements as our management believes that the possibility of having to pay the penalties is unlikely.

We may not be able to protect our intellectual property against claims by other parties or enforce our rights with respect to our intellectual property.

Although we have three registered Chinese patents in respect of the packaging processes and technologies we use in our production process and have applied for registration of a patent regarding the production of one of our products in June 2004, we have not purchased or applied for any patents other than these as we are of the view that it would not be cost-effective to do so at this time. Except with respect to the processes and technologies for which we have been granted patents, we may have no legal recourse in the event that our processes and technologies are replicated by other parties. If our competitors are able to replicate our processes, technologies and systems at lower costs, we may lose our competitive advantage and our profitability will be adversely affected.

In addition, over the last five years, our “Shining” brand has become a highly recognizable brand in our industry in Shanghai. To protect this brand, which we consider important to our continued success, we have registered four trademarks in China. If our competitors introduce products of inferior qualities to the market using trademarks that are confusingly similar to the “Shining” trademarks, our reputation and operating results will be adversely affected.

From time to time, we may have to resort to litigation to enforce our rights with respect to our intellectual property. This type of litigation could result in substantial costs and diversion of our resources, which would adversely affect our results of operations.

Risks Related to Government Regulations

We are subject to government regulation in China, and changes in Chinese regulations may substantially increase the cost of manufacturing and selling our products.

The manufacturing and marketing of our products are subject to various governmental regulations in China. Government regulation includes inspection of and controls over manufacturing, safety and environmental controls, efficacy, labeling and the sale and distribution of wellness products.

As a company which produces probiotics supplements, we are subject to the Law on the Food Conditions of the PRC which became effective on October 30, 1995, the Administrative Rules for Healthy Food promulgated by the Ministry of Health on March 15, 1996 which became effective on June 1, 1996, the Notice of Circulating the Appraisal Standard of Fungal and Good-Live-Bacterial Healthy Food and its appendixes-Appraisal Standard of Fungal and Good-Live-Bacterial Healthy Food, and List of Good-Live-Bacteria Applicable for Healthy Food, promulgated by the Ministry of Health which became effective on March 23, 2001, the Administration Rules for the Registration of Healthy Food (experimental) promulgated by the State Food and Drug Administration on April 30, 2005 which became effective on July 1, 2005, and other relevant rules and regulations issued by the Ministry of Health and the State Food and Drug Administration. In addition, Shining is a Chinese corporation and therefore is subject to the Company Law of China and more specifically to the Foreign Company provisions of the Company Law and the Law on Foreign Capital Enterprises of China. We are also subject to government regulations with respect to the prices we charge, the rebates we may offer to customers and our marketing methods.

Our industry is relatively new in China, and the manner and extent to which it is regulated is evolving. Changes in existing laws or new interpretations of such laws may have a significant impact on our methods and costs of doing business. For example, new legislative proposals that affect our product pricing, reimbursement levels, approval criteria and manufacturing requirements may be proposed and adopted. Such new legislation or regulatory requirements may have a material adverse effect on our financial condition, results of operations or cash flows.

We may not be able to obtain regulatory approvals for our products or reimbursement from the sale of our products.

The manufacture and sale of our products in China is highly regulated by a number of state, regional and local authorities. These regulations significantly increase the difficulty and costs involved in obtaining and maintaining regulatory approval for marketing new and existing products. In addition, our future growth and profitability are, to a significant extent, dependent upon our ability to obtain timely regulatory approvals from the relevant authorities.

Risks Related to Doing Business in China

Adverse changes in China’s economic, political and social conditions and government policies could have a material adverse effect on the overall economic growth of China, which could adversely affect our results of operations and financial condition.

We currently conduct our business solely in China. Changes in the economic and political situation in China and the economic, financial, fiscal and other policies adopted by the Chinese government may affect our operations, performance and profitability. The economy of China differs from the economies of most developed countries in many respects, including:

•	structure;

•	extent of government involvement;

•	level of development;

•	growth rate;

•	control of foreign exchange; and

•	allocation of resources.

China’s economy has traditionally been subject to central planning, with a series of economic plans promulgated and implemented by the Chinese government. Over the past 25 years, the Chinese government has been reforming the economic and political systems in China. These reforms have resulted in significant economic and social advancements. Many of these reforms were unprecedented and are expected to continue while political, economic and social factors may also lead to further adjustments to China’s reform measures. These reforms and adjustments may not always have a positive effect on our operations. Accordingly, we cannot assure you that our performance and profitability will not be adversely affected from these measures. In addition, there is no assurance that the Chinese government will continue to pursue economic liberalization and other reforms.

Macroeconomic measures taken by the Chinese government may cause the Chinese economy to slow down.

In response to concerns relating to China’s high rate of growth in industrial production, bank credit, fixed investment and money supply and growing inflationary pressures, the Chinese government has taken measures to slow economic growth to a more manageable level. Among the measures that the Chinese government has taken are restrictions on bank loans in certain sectors and the increase of interest rates. We cannot assure you that those measures will not result in a slowdown in economic growth and hence a reduction in demand for consumer products in China. These measures and any additional measures could contribute to a slowdown in the Chinese economy and could potentially cause the economy to enter a recession, which could have an adverse impact on demand for a wide range of products in China, including our products.

There are uncertainties regarding interpretation and enforcement of Chinese laws and regulations.

China’s legal system is a civil law system based on statutory law. Prior legal decisions and judgments have little precedential value. China is still in the process of developing a comprehensive statutory framework and its legal system is still considered to be underdeveloped in comparison with the legal systems in some western countries. Since 1979, the Chinese government has formulated and enacted a large number of laws and regulations governing economic matters, securities activities and foreign investments.

Despite significant development in its legal system, China does not have a comprehensive system of laws. The interpretation of Chinese law by courts and tribunals may be inconsistent and influenced by government policies and other considerations. In addition, the enforcement of existing laws and regulations can be uncertain and unpredictable. Judgments and arbitration rulings may be unenforceable. The promulgation of new laws, changes to existing laws and inconsistent interpretation of laws could have a negative impact on our business.

A majority of our officers and directors, and substantially all of our assets, are located in China, thus it may be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets.

Because our sole executive officer and director is a Chinese citizen it may be difficult, if not impossible, to acquire jurisdiction over him in the event a lawsuit is initiated against us or our officer and director by a stockholder or group of stockholders in the United States. We anticipate that our future officers and directors will also be Chinese citizens. Because the majority of our assets are located in China, it would also be extremely difficult to access those assets to satisfy an award entered against us in U.S. court.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

Since almost all of our future revenues may be in the form of Renminbi, any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the existing foreign exchange regulations allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

Risks Related to our Common Stock

Shares of our common stock which are eligible for immediate sale by our stockholders may decrease the market price of our common stock.

We had 17,080,000 shares outstanding as of March 22, 2006, including approximately 230,000 shares which are free trading and may be sold immediately by our stockholders and 5,664,833 shares which are intended to be registered. If our stockholders sell substantial amounts of our common stock, or there is a perception in the market that such sales may occur, then the market price of our common stock could decrease.

Concentration of our ownership by our sole executive officer and director and his family may dissuade new investors from purchasing our securities which could result in a lower trading price for our securities than if our ownership was less concentrated.

As of March 22, 2006, Mr. Song, our sole officer and director, owned 29.8% of our outstanding common stock, and members of his family owned an additional 20.3% of our common stock. As a result, Mr. Song has the ability to exert substantial influence or absolute control over all matters requiring approval by our stockholders, including the election and removal of directors, any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. This concentration of control could be disadvantageous to other stockholders with interests different from those of Mr. Song. For example, Mr. Song could delay or prevent an acquisition or merger even if the transaction would benefit other stockholders. In addition, this concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with a significant concentration of ownership among a limited number of stockholders.

Our common stock price has been volatile, and you may not be able to sell your shares at or above the price that you pay for the shares.

Our common stock is currently quoted on the OTC Bulletin Board. Securities quoted on the OTC Bulletin Board tend to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of market volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors including:

•	the lack of readily available price quotations;

•	the absence of consistent administrative supervision of "bid" and "ask" quotations;

•	lower trading volume; and

•	market conditions.

The price of our common stock has historically been volatile and our investors experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required to either sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned.

Because our common stock will be classified as penny stock, trading will be limited and our stock price could decline.

Because our common stock will fall under the SEC definition of “penny stock”, we expect trading in our common stock, if any, to be limited because broker-dealers are required to provide their customers with disclosure documents prior to allowing them to participate in transactions involving our common stock. These disclosure requirements are burdensome to broker-dealers and may discourage them from allowing their customers to participate in transactions involving our common stock.

Rules promulgated by the SEC under Section 15(g) of the U.S. Securities Exchange Act of 1934, or Exchange Act, require broker-dealers engaging in transactions in penny stocks, to first provide to their customers a series of disclosures and documents, including:

•	a standardized risk disclosure document identifying the risks inherent in investment in penny stocks;

•	all compensation received by the broker-dealer in connection with the transaction;

•	current quotation prices and other relevant market data; and

•	monthly account statements reflecting the fair market value of the securities.

In addition, these rules require that a broker-dealer obtain financial and other information from a customer, determine that transactions in penny stocks are suitable for such customer and deliver a written statement to such customer setting forth the basis for this determination. Under the Exchange Act and its regulations, any person engaged in a distribution of shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock during the applicable "cooling off" periods prior to the commencement of this distribution.

Our preferred stock may make a third-party acquisition of our company more difficult which in turn would make a purchase of our shares less desirable, thereby potentially reducing our stock price or the liquidity of our shares.

Our certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock having such rights as may be designated by our board of directors, without stockholder approval. However, pursuant to the terms of the Investors’ Rights Agreement we entered into in connection with the share exchange, we are restricted from issuing preferred stock for a period of two years from the date of such agreement without first obtaining the approval of the holders of at least 75% of our outstanding shares of common stock. The issuance of preferred stock could inhibit a change in our control by making it more difficult to acquire the majority of our voting stock and thereby making the purchase of our shares by new investors less likely. A lesser interest in the purchase of our shares could reduce our market price or make it more difficult for stockholders to sell their shares. No shares of preferred stock are currently outstanding.

We do not anticipate paying dividends.

We do not anticipate paying dividends in the foreseeable future. Also, pursuant to the terms of the Investors’ Rights Agreement we entered into in connection with the share exchange, we are restricted from authorizing the payment of dividends for a period of two years from the date of such agreement without the approval of the holders of at least 75% of our outstanding shares of common stock. Any dividends which we may pay in the future will be at the discretion of our board of directors and will depend on our future earnings, any applicable regulatory considerations, our financial requirements and other similarly unpredictable factors. For the foreseeable future, we anticipate that we will retain any earnings which we may generate from our operations to finance and develop our growth.

BUSINESS

History

We were incorporated under the name Otish Resources, Inc. in Delaware in February 2003.  Prior to March 2006 we were a mineral exploration stage company specializing in acquiring and consolidating mineral properties with potential for commercial ore bodies. Although we conducted some preliminary exploration work with respect to our mineral properties, we never achieved full operations with respect to our mineral properties.

On March 22, 2006, we entered into and completed a securities exchange agreement with SGI and the SGI shareholders pursuant to which the SGI shareholders transferred all of the equity securities of SGI to us in exchange for the issuance of shares of our common stock. At the closing of the Share Exchange, we issued to the SGI shareholders an aggregate of 15,980,000 shares of our common stock in exchange for their shares of SGI, and SGI became our wholly-owned subsidiary. SGI owns all of the equity securities of Shining. In connection with the Share Exchange, the following also occurred:

•
On March 22, 2006, immediately prior to the Share Exchange, SGI issued 2,858 ordinary shares in the Private Placement for an aggregate consideration of $5,067,700. Each of these investors subsequently exchanged these shares for an aggregate of 1,870,000 shares of our common stock in the Share Exchange. Pursuant to the terms of an escrow agreement entered into in connection with the Private Placement, $5,064,842 of the consideration was deposited with an escrow agent. Under the terms of the escrow agreement, $5,000 was released to Stan Ford pursuant to the closing of the transaction described in the third bullet below, $4,222,142 is to be released upon our filing of the registration statement we are obligated to file pursuant to the Registration Rights Agreement discussed below, $750,000 is to be released from time to time to cover certain marketing and executive officer search expenses, and the remainder is to be released to Chinamerica Fund, L.P., one of our shareholders, as reimbursement for certain expenses incurred in connection with the Private Placement and Share Exchange.

•
On March 21, 2006, prior to the Share Exchange, we filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, which, among other things, changed our name to “China-Biotics, Inc.” and provided that our common stock, which had previously been divided into Class A and Class B common stock (of which no Class B common stock was outstanding), would become one class of common stock. On March 22, 2006, immediately after the Share Exchange, our Board of Directors adopted amended and restated bylaws.

•
On March 22, 2006, immediately prior to the Share Exchange, we entered into an agreement with Stan Ford, our then-current director, President, Secretary and Treasurer and majority stockholder, pursuant to which we agreed to transfer to Mr. Ford all of the 726 shares of stock of Diadem Resources, Ltd. we owned for $5,000 in cash in exchange for the assumption by Mr. Ford of any and all liabilities associated therewith and the redemption of the 20,000,000 shares of our common stock owned by Mr. Ford. The Stan Ford Transaction was consummated immediately after the Share Exchange on March 22, 2006. We are currently holding the 20,000,000 shares in treasury pending cancellation.

•	At the closing of the Share Exchange, we entered into the following agreements with certain of our stockholders:

o
an Investors’ Rights Agreement with the Private Placement investors pursuant to which we may not to take certain corporate actions without the approval of holders of at least 75% of the then outstanding shares of common stock. In addition, we granted the Private Placement investors a right of first offer with respect to any shares of capital stock we sell at a per share price below the then current market price. The restrictive covenants and the right of first offer will expire after two years from the date of the agreement unless sooner terminated pursuant to the terms thereof.

o
Lockup Agreements pursuant to which such stockholders generally may not sell, transfer or otherwise dispose of a portion of their shares for a period of one year without the permission of us and Chinamerica Fund, L.P., one of our stockholders.

o
a Registration Rights Agreement pursuant to which we are obligated to file a registration statement on Form SB-2 as soon as practical, and in any event on or before April 7, 2006 to register the resale of certain registrable securities by such stockholders.

o
a Put Agreement pursuant to which we were obligated to purchase the shares that the Private Placement investors received in the Share Exchange if we failed to file the registration statement discussed in the previous bullet.

•
At or prior to the closing of the Share Exchange, our officers and directors resigned and were replaced by Song Jinan as our sole director, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary.

Immediately prior to the completion of the Share Exchange, Stan Ford, our then-current director, President, Secretary and Treasurer, beneficially owned 94.8% of our common stock. Upon the completion of the Share Exchange, Private Placement and Stan Ford Transaction, the former SGI shareholders and their designees collectively owned 98.7% of our common stock, Song Jinan, our sole director and President, owned 29.8% of our common stock and members of his family owned an additional 20.3% of our common stock.

SGI was incorporated in the British Virgin Islands on February 13, 2004. On August 11, 2005, SGI entered into an agreement to acquire 100% of the equity of Shining for a total cash consideration of $2.27 million (RMB 18.35 million) from the former majority shareholders of SGI and a third party. These former majority shareholders acquired new shares issued by SGI in October 2005, and re-established a majority ownership in SGI. On August 19, 2005, SGI received approval from the Economic and Trade Bureau of the Pudong New District, Shanghai, China, for this acquisition. This transaction has been accounted for as a recapitalization of SGI with no adjustment to the historical basis of the assets and liabilities of Shining and the operations were consolidated as though the transaction occurred as of the beginning of the first accounting period presented in the financial statements appearing elsewhere in this document.

Shining was established as a domestic limited liability company on August 20, 1999 upon the issuing of a license by the Administration for Industry and Commerce of the Pudong New District in Shanghai, China. In 2002, Shining was changed to a joint-stock company. Upon SGI’s acquisition of 100% of the equity of Shining in August 2005, approval was granted by the Pudong New District Government and the Economic and Trade Bureau of the Pudong New District for Shining to become a Wholly Foreign Owned Enterprise.

On December 9, 2005, SGI incorporated a wholly-owned subsidiary, Growing State Limited, in accordance with the laws of the British Virgin Islands.

Current Operations

Overview

We are engaged in the research, development, production, marketing and distribution of probiotics products, which are products that contain live microbial food supplements which beneficially affect the host by improving its intestinal microbial balance.

Our first product, Shining Essence, was approved by the Chinese Ministry of Health for production and to market as a health product in August 2000. We launched Shining Essence in Shanghai in April 2001, and it is currently our best-selling product, representing approximately 75% of our total sales for the year ended December 31, 2005. The Health Food Association of China named Shining Essence as the best selling liver health product in 2001.

From October to December 2001, we obtained three patents for our production process, packaging design and packing equipment design. We applied those technologies in manufacturing process of all products under the “Shining” brand. In June 2004, we submitted an application for registration of a patent regarding the production of one of our products to the Intellectual Property Bureau of China.

In February 2002, we obtained the ISO 9001, 14001; OHSAS 18001 and HACCP certifications from TUV. Management believes that our Shanghai production plant was the first and the only production plant in China for probiotics that obtained all four certifications.

Products

We currently manufacture and sell four types of health supplements under the “Shining” brand in the Shanghai area as set forth below. All of these products have been approved by the Ministry of Health in China and their effectiveness has been tested by the Shanghai Nutrition Food Quality Surveillance & Inspection Center.  While management believes these products to be effective, their effectiveness has not been conclusively established.

•
Shining Essence - Composed of lactobacillus acidophilus and bifidobacterium bifidum, aimed at balancing the microecology of the digestive system, enhancing intestinal health and protecting and strengthening liver function;

•	Shining Signal - Composed of monascus rice and lactobacillus acidophilus, focused on reducing high blood pressure, high blood sugar level and hyperlipidemia;

•	Shining Golden Shield - Composed of bifidobacterium adolescentis and lentinusedodes, focused on enhancing the body’s immune system; and

•	Shining Energy - Composed of Vitamin C, L. Arginine, and other amino acids, aimed at promoting the development of brain cells and enhancing alertness and energy.

We have also obtained approvals from the State Food and Drug Administration of China to produce the  products set forth below, the effectiveness of which has been tested by the Shanghai Nutrition Food Quality Surveillance & Inspection Center. While management believes these products to be effective, their effectiveness has not been conclusively established.

•
Shining Meiyansu - Composed of soy bean isoflavones and pueraria lobata p extracts, aimed at increasing bone mineral density of elderly people and reducing negative health effects associated with the aging process;

•	Shining Companion Bifidus Factor Granule - Composed of bifidus, focused on enhancing the growth of bifidus in the human body and enhancing intestinal health;

•	Shining Stomach Protection Capsules - Composed of lactobacillus acidophilus, aimed at protecting stomach walls and improving the digestive system; and

•	Shining San Kang Le Capsules - Composed of lactobacillus acidophilus, focused on reducing hyperlipidemia, or excess levels of fats in the blood.

We intend to launch Shining Meiyansu, Shining Stomach Protection Capsules and Shining San Kang Le Capsules in China within the next two years.

Business prospects

Leveraging on what our management believes are our technical competence, cost efficiencies and highly recognized brand, our management expects to achieve significant growth through:

•
the introduction of bulk additives products - We believe we are poised to achieve first-mover advantage into the bulk additive business for functional foods through the completion of our 150-ton capacity plant, which is scheduled to commence production in July 2007. Management estimates the cost of constructing the plant is $16,000,000. The construction cost of the plant will be funded by cash at hand and ongoing cash inflow from operations. Management believes that when completed, this new production plant may be the only probiotics plant in China that will be able to meet the demands for the domestic bulk additive market;

•
the geographical expansion of its retail sales through direct sales and traditional sales channels - We intend to expand the sale of our products to the other metropolitan cities in China through a combination of the traditional distribution channels and dedicated Shining stores. We plan  initially to open Shining stores in Beijing, Shanghai, Jiangsu, Zhejiang, Shenyang, Harbin and Heilongjiang. We intend to open over 300 owned stores over the next two years and hope to sign up over 1,000 franchisees over time; and

•
the development of new products - We will continue to develop new products aimed at improving the general health conditions of humans, enhancing their immune system and reducing health problems. We are also in the process of developing new products to strengthen our product pipeline so that we may offer an array of products for sale in the Shining stores.

Industry overview and market condition

Probiotics

We manufacture and sell priobiotics. Most probiotics are bacteria based and naturally exist in the human body in the lower intestinal tract. According to an article by Dr. Lori Kopp-Hoolihan in an article in The Journal of The American Dietetic Association, the beneficial effects of probiotic consumption can include: improvement of intestinal tract health, enhancement of the immune system, synthesizedand enhanced bioavailability of nutrients, reduction of symptoms of lactose intolerance, decreased prevalence of allergy in susceptible individuals and reduction of risks of certain cancers. The introduction of “helpful” bacteria and other organisms may aid in preventative fights against infection and improve digestion, especially with respect to dairy products.

Probiotics generally have a very short life-span. Water, acid and oxygen are harmful to probiotics and most die or cease to function after a short period of time after extraction from the source. A reduction of these naturally-occurring organisms due to poor eating habits, stress, or the use of antibiotic drugs or other factors may disrupt the natural equilibrium of the body and could lead to a variety of abdominal ailments and an overall decrease in the function of the immune system. Researchers are also studying potential links between low probiotics microbial levels and hypertension, certain types of cancer, high cholesterol, and allergies

China market

China has very limited capacity to produce probiotics. The markets for probiotics and functional foods in China are both at an infancy stage. We believe that China lacks manufacturing capabilities of bulk additives in a scale necessary to support the functional foods industry. This has forced processed food producers to either import most of their probiotics or produce finished products abroad and re-import the final product. We believe that this creates significant inefficiencies in both cost and probiotics efficacy, as some bacteria die during transport. Our management estimates the current domestic market for bulk additives in China to be 100 tons a year, growing to exceed 800 tons a year by 2008.

Demands for functional food products are expected to grow significantly. As the discretionary income and health-consciousness of the average Chinese consumer increase, we expect the demand for functional foods and dietary supplements to increase. Euromonitor, a well-known publisher that has more than 30 years’ of experience publishing market reports, business reference books and online information databases, estimates a 66% growth in sales of vitamins and dietary supplements in China from 2003 to 2008. Pacific Bridge Medical, a leading Asia medical consulting firm dedicated to assisting companies with regulatory affairs and business development in Asia since 1988, estimates that the functional foods market will grow to over $9.7 billion by 2010. These growth rates are further bolstered by the stated commitment of the Chinese government to reduce the use of antibiotics and promote the use of probiotics and other preventative measures.

Curtailment of the use of antibiotics may stimulate demand for probiotics. China has the highest per capita consumption of antibiotics in the world. In 2000, the World Health Organization cautioned that “superdiseases” are being created by the overuse of antibiotics. In order to stem the tide of these drug resistant strains, many nations have taken steps to limit the use of antibiotic drugs. In July 2004, the Chinese government took an active role in the fight against the overuse of antibiotics by requiring prescriptions for these drugs. To further reduce the use of antibiotics, the Chinese government has slashed the retail price of antibiotics by 60%, so that it is no longer profitable for a large number of antibiotics manufacturers to continue to manufacture such products. This resulted in a marked increase in the use of other products to not only treat existing infections but prevent infections from occurring. Recognizing the effectiveness of probiotics additives in preventing infection, the Chinese Government has also begun actively encouraging the fortification of certain foods with probiotics.

Demand for dairy product additives is expected to increase significantly. The demand for functional foods and foods that use probiotic supplements is growing at a significant rate. According to AC Nielsen, yogurt and yogurt drinks are the fastest growing products in the food products segment in China, with sales increasing by 38% in 2004 alone. Sales of infant formula grew 23% in the same year. These trends appear to be continuing, with Rabobank Groep, the world’s largest lender to farmers, estimating growth in the Chinese dairy market of 14% per year through the end of the decade. Moreover, it is expected that the Chinese Ministry of Health will make it mandatory for baby milk powders sold in China to contain live bacteria. These factors translate into significant growth in demands in China for live bacteria as food addictives.

Business strategies

Leveraging on what we believe are our technical competence, cost efficiencies and highly recognized brand, our management expects to achieve significant growth through:

•	the introduction of bulk additives products;

•	the geographic expansion of our retail sales through direct sales and traditional sales channels; and

•	the development of new products.

Bulk market

We believe we are poised to achieve first-mover advantage into the bulk additive business for functional foods through the completion of our 150-ton capacity plant, which is scheduled to commence production in July 2007. Management estimates the cost of constructing the plant is $16,000,000. The construction cost of the plant will be adequately funded by cash at hand and ongoing cash inflow from operations. Management believes that there are currently no manufacturers capable of providing probiotics to be used as additives in China. Most probiotics used for the manufacture of yogurt, milk powder products and food preservatives are currently imported. However, imported probiotics are significantly more expensive and are of lower quality as most bacteria die during transport. In addition to the existing demands for probiotics, it is expected that in the near future, the Chinese Ministry of Health will require all baby milk formula to contain probiotics. Management believes that when completed, this new production plant may be the only probiotics plant in China that will be able to meet the demands for the domestic bulk additive market.

Geographic expansion and direct sales

We sell our products solely in Greater Shanghai through distributors. Over the past five years, we believe we have firmly established ourselves in Shanghai as the leading supplier and manufacturer of probiotics products. We now intend to expand the sale of our products to the other metropolitan cities in China through a combination of the traditional distribution channels and dedicated Shining stores. We plan  initially to open Shining stores in Beijing, Shanghai, Jiangsu, Zhejiang, Shenyang, Harbin and Heilongjiang. We intend to open over 300 stores over the next two years and hope to sign up over 1,000 franchisees over time. The costs for business expansion will be financed by our internal working capital.

Introduction of new products

We currently have regulatory approval to produce eight products that can be marketed under the Shining brand. These products include solutions aimed at controlling upset stomach, enhancing the immunity function, slowing the effects of aging, neutralizing harmful substances accumulated in the body, protecting the liver, improving intestinal functions, balancing endocrine levels, preventing and aiding in the prevention of cancer, and reducing the level of cholesterol and excess levels of fats in the blood as well as reducing blood pressure. We are in the process of developing new products to strengthen our product pipeline so that we may offer an array of products for sale in the Shining stores.

Our Business Prospects

Growth potential from geographic expansion leveraging on the Shining brand.

We have experienced rapid sales growth of our products through retail sales in the Greater Shanghai area under our“Shining” brand. Management believes that the “Shining” brand is one of the most recognized health supplement brands in Shanghai. We plan to expand the sales of our retail products to the other major metropolitan cities in China such as Beijing, Shanghai, Jiangsu, Zhejiang, Shenyang, Harbin and Heilongjiang. Given our high gross margin and low overhead structure, management anticipates that distribution in these areas could be profitable, assuming there is sufficient demand. Expansion of retail sales is also a key component of the marketing of our food additives. We intend to co-brand with food producers allowing consumers to identify food products that use our additives as high quality and beneficial. We are currently exploring the possibility of attaching our “Shining” logo to the packing of products manufactured by food producers which contain probiotics additives supplied by us. We have not entered into, and do not plan to enter into, any definitive agreements with food producers until the commencement of operation of the new production facility.

Significant potential from the new bulk business (yogurt).

Live bacteria are essential to the formulation of yogurt and yogurt -based drinks. Yogurt and yogurt drinks were the fastest growing food product segments in China in 2004 according to AC Nielsen. Our management believes that there are currently no manufacturing facilities in China that are capable of producing high quality probiotics food additives for yogurt and yogurt drinks. As a result, yogurt producers in China currently import most of their probiotics additives. Importation of probiotics is costly and a portion of the effective ingredient (bacteria) dies during transportation. Our new plant is intended to accommodate bulk manufacturing of probiotics for use as food additives for foods such as yogurt and yogurt drinks. Management believes that when completed, this plant may be the only probiotics plant in China that will be able to meet the demands and standards for the bulk additive market.

Significant potential from the new bulk business (milk powder).

Manufacturers have begun to add probiotics to infant formula and milk powders to facilitate and improve digestion and absorption as well as strengthening the immune system of infants. Currently, infant formula made in China by some multinational companies such as Nestle and Mead Johnson already use imported probiotics produced by Rodia SA and Chr. Hansen and other producers in their products. Our management expects that the Chinese Ministry of Health will make it mandatory for infant formula sold in China to contain probiotics. Currently, management believes there is no manufacturing facility in China that can meet the demand for probiotics if this requirement was imposed. Once our new plant is operating, we believe we will be well positioned to capture this significant new demand for probiotics.

Advanced technology provides significant competitive cost.

We believe that a key driver of our success is our proprietary manufacturing processes. Management believes that the quantity of active ingredient (live bacteria) produced using our patented manufacturing process is many times that of our competitors but at much lower costs. As a result, we have realized an average gross margin of 67.18% over the past two years.

Advanced technology provides product quality advantages.

We believe our proprietary production technology gives us a significant advantage over our competitors in three respects:

•
Product shelf life - Our proprietary technology helps to protect the live bacteria in probiotics and allows a survival rate of 70% two years after manufacture. Management believes this longevity rate is the highest among all biogen manufacturers in China.

•	Concentration - The concentration of active ingredients we produce is over 100 times that of the minimum governmental standards in China.

•	Human compatibility - The probiotics we produce originate from organisms cultured from human sources, reducing the risk that the active ingredients will be rejected by the human body.

Strong revenue and profit growth.

Our probiotics products have generated strong sales and profit growth during the past two years, and have generated sufficient cash flow to finance our operations. Sales of our probiotics products increased 50.9% to $14.4 million in fiscal year 2005 from $9.6 million in fiscal year 2004. Similarly, income before taxes increased from $4.8 million in fiscal year 2004 to $8.0 million in fiscal year 2005.

Production

We use microecology technologies to produce the live bacteria which are the active ingredients of our probiotics. We use a multi-stage fermentation process under a strictly controlled environment using our proprietary technology. Solid bacteria are then extracted and stored using controlled freeze drying methods. Prior to sale to our customers, we transform the solid bacteria into capsule form and place it in sealed double aluminum packaging using our patented equipment.

Management believes that we have registered the following patents in China:

•	High Quality Microecologics and Microencapsulation Technology (patent registration number ZL 01 1 09063.4), which increases the vitality rate, maintaining large quantities of active bacterium;

•
Nutrition Gas Injection Capability and Double Aluminum Packaging Machine (patent registration number ZL 01 2 04515.2), which enables the probiotics bacterium to retain their vitality for two years and better resist gastric acid; and

•	Packaging for Shining Essence (patent registration number ZL 01 3 01526.5).

In June 2004, we submitted an application for registration of a patent regarding the production of one of our products to the Intellectual Property Bureau of China.

Our management believes that we enjoy the following competitive advantages in utilizing such microecologics technology in our production process:

•
We use advanced fermentation, bacteria extraction and microencapsulation technology to produce our products. Management believes that the output of products from our production process is many times that of our competitors thereby giving us a significant cost advantage.

•
Since probiotics are phobic to water, acid and oxygen, their life span is extremely short. We use technology that significantly extends the survival rate of the bacteria and, as a result, our products have a survival rate of two years from manufacturing at room temperature, which our management believes is the highest among other similar products in our market.

•
According to rules governing live bacteria products in China which took effect in 2001, such products need to maintain out concentrations of live bacteria at a level of 106 /g within their stated effective period. Our products maintain a 108 /g concentration of live bacteria during their stated effective period, which the management believes is highest in the industry. This concentration level is also over 200 times higher than the current commonly accepted international standard.

•
Most probiotic producers extract their bacteria base from animals. The probiotics we produce originate from organisms cultured from human sources to reduce the risk that the active ingredients will be rejected by the human body.

Distribution

We currently sell our products in the greater Shanghai area, mainly to large distributors who then sell them through their networks to supermarkets, hypermarkets, such as Wal-Mart, and drug stores. As of December 2005, we had 11 customers located in Shanghai, Jiangxu and Zhejiang. We intend to market our retail products through company-owned and franchised Shining brand stores in the near future. We intend to open over 300 owned stores over the next two years and plan to sign up over 1,000 franchisees over time. Since December 2005, we began to hire consultants who have many years of experience in the direct selling industry to facilitate the development of new Shining brand stores. We also plan to create a “Community Network” through which we will continuously provide training and seminars to educate the public about becoming more health conscious and about the benefits of probiotics and the Shining products. We believe this approach has many advantages:

•
The promotion and sale of probiotics products has historically been most effective through word-of-mouth marketing. We believe that the use of Community Network will provide an additional channel to educate the public about the benefits of probiotics and to provide advice on health related matters.

•
We believe that the use of Community Network to market and sell our products will be cost effective compared with the traditional advertising and selling through distributors, and that it should increase our profit margin.

•
We believe that Community Network will attract a group of health conscious individuals in the community who can share health and product related experiences. This is expected to enhance customer loyalty and encourage recurring sales.

•	We expect that most of the salespersons in our stores will provide their services on a commission basis, which will minimize our fixed overhead costs.

•
We believe that the Shining brand stores and Community Network will increase brand awareness within the community, which will facilitate the marketing of bulk additives products using the Shining brand.

Customers

We have two different types of customers, consumers and food product manufacturers. Food product manufacturers include yogurt and milk powder producers and animal feed manufacturers. Consumers are primarily individuals in major metropolitan areas who are middle aged or above having middle to higher income levels. These individuals are becoming increasingly health-conscious and as their income levels increase, they spend more on health related products such as probiotic products. We currently reach consumers by selling our products to large distributors, who then sell them through their networks to supermarkets, hypermarkets, such as Wal-Mart, and drug stores, where they are purchased by consumers.

As of December 2005, we have 11 distributors located in Shanghai, Jiangxu and Zhejiang.

Marketing and Advertising

We promote our products through the media by placing advertisements in newspapers and magazines and on television in China. From time to time, we also sponsor charitable events to increase public awareness of the benefits of our health products.

Competition

The dietary supplement market in China is highly fragmented, with many competitors. Many manufacturers are local or regional. Management believes that although there are currently over ten microecologics product producers in China, most of them lack substantial product development skills and research capability. We believe that we produce superior products, and that the probiotics contents in our competitors’ products are not clearly stated on the product labels and contain an uncertain quantity of active probiotics bacterium.

In connection with our manufacturing operations, we extract probiotics bacterium from organisms cultured from human sources to reduce the risk that the active ingredients will be rejected by the human body. Our proprietary technology protects the active ingredients in probiotics (live bacteria) and allows a survival rate of bacteria of 70% two years after manufacture. Management believes this longevity rate is the highest among all manufacturers of probiotics products in China. In addition, the concentration of active ingredients we produce is over 100 times that of the minimum governmental standards in China.

The following is a comparison table of our microecologics technology with that of our competitors:

Quantity of active probiotics (cfu/g) that can be maintained
B.bifidum

China -Biotics, Inc.	2 x 10[11]

PRC competitors	3.5 x 10[9]

Japanese competitors	1.0 x 10[10]

The following table compares our probiotics supplements with that of other competitors:

	Vitality and active rate (%)
	8 months from manufacturing	16 months from manufacturing	24 months from manufacturing
China-Biotics, Inc.	85	75	70

PRC competitors	<20	<12	<8

European competitors	71	60	36

Set out below is a comparison of some of the features of our products and similar products:

With reference to guidelines issued by the Ministry of Health in China
Manufacturer /Products	Form of products	Bacteria type	Form of Products	Bacteria Type	Qty of bacteria (>106/g)
China-Biotics, Inc. (Shining Essence)	Capsule	L acidophilus and B. bididum	Recommended	Recommended	100x above standard
Onlly No 1	Liquid	Unknown	Not Recommended	Unknown	Below standard
Salt Water	Liquid	LB9416, bacillus and metabolism	Not Recommended	Not Recommended	Below standard
Pei Fei Kang	Capsule	Lactobacillus, Bifidobacterium, Streptococcus faecalis	Recommended	Not Recommended	Below standard

The competition for bulk additives comes mainly from large overseas producers and food importers that produce their own supplements. Our management believes that we have a significant advantage over these competitors in terms of both cost and quality of product. We are directing efforts toward encouraging customers to switch from imported bacteria to our products as addictives for the production of yogurt, sour milk and other food products.

Research and Development

We have a strong research and development team supported by a technical advisory board of experts. In addition to having advanced technology in bacteria culturing and protection, we also conduct research and development into complimentary technology, including genetically engineered drugs, drug delivery solutions and Chinese medicine, in an effort formulate solutions to address specific health problems and expand our product line.

Government Regulation

Food Business

Laws and regulations governing our business include the followings: the Law on the Food Conditions of the PRC promulgated and enforced on October 30, 1995, the Administrative Rules for Healthy Food promulgated by the Ministry of Health, or MOH, on March 15, 1996 and enforced on June 1, 1996, the Notice of Circulating the Appraisal Standard of Fungal and Good-Live-Bacterial Healthy Food  and its appendixes-Appraisal Standard of Fungal and Good-Live-Bacterial Healthy Food, and List of Good-Live-Bacteria Applicable for Healthy Food, which are promulgated by the MOH and enforced on March 23, 2001, and the Administration Rules for the Registration of Healthy Food (experimental) promulgated by the State Food and Drug Administration, or SFDA, on April 30, 2005 and enforced on July 1, 2005.

The previous governing authority of healthy food was the MOH. Since the General Office of the State Council of the PRC promulgated the Regulations on the Internal Organizations and Staff Schedule of the State Food and Drug Administration on April 25, 2003, the responsibility of approving healthy food of MOH has been assigned to the SFDA. The SFDA is a direct subordinate authority under the State Council and its responsibilities are generally supervising the safety control of food, healthy food and cosmetics, and supervising drugs.

Pursuant to the Law on the Food Conditions of the PRC, a food manufacturing or other food-related enterprise may not engage in any food manufacturing or other food-related business until it obtains a Health License issued by the competent health administration. While using a new resource in manufacturing food, before the formal production, the company must apply for an approval in accordance with applicable standard food condition application procedures, and obtain a New Food and Food-used Products Health Approval.

Pursuant to the Administrative Rules for Healthy Food, the MOH applied an approval system for healthy food. Any food claiming to have health care functions was required to be inspected and confirmed by the MOH, which would issue a Certificate of Healthy Food upon a successful inspection. After the Administration Rules for the Registration of Healthy Food were enacted, SFDA will make an integral appraisal and inspection of the safety, effectiveness, quality control and the label and introduction of the healthy food. If permitted, the SFDA will issue an Approval Certificate of Native Healthy Food, which is valid for five years.

Pursuant to the Appraisal Standard of Fungal and Good-Live-Bacterial Healthy Food, an enterprise using good-live-bacteria in manufacturing healthy food must satisfy the following requirements:  form a Good Manufacturing Practice (GMP) and a step-by-step Hazard Analysis Critical Control Point (HACCP) quality control system; possess a pilot scale experiment manufacturing scale (at least 500 cubic liters), and submit its pilot scale experiment products for approval; have special plants or workshop, specific manufacturing equipment and devices, a good-live-bacteria lab, special staffs looking after the bacteria under the supervision of experts with at least middle level expert title, and specific technical rules and procedures. In addition, these Rules require that good-live-bacterial healthy food must maintain its active bacteria population at more than 106 cfu/ml during its storage term.

Pursuant to the List of Good-Live-Bacteria Applicable for Healthy Food, nine good-live-bacteria can be used in healthy food, including Bifidobacterium bifidum, B.infantis, B.longum, B.breve, B.adolescentis, Lactobacillus.bulgaricus, L.acidophilus, L.Casei subsp.casei, and Streptococcus thermophilus.

Intellectual Property

Pursuant to the Patent Law of the PRC and its implementation rules amended on August 25, 2000, Chinese laws protect the following three kinds of patents: patent for invention, patent for utility model and patent for design. The State Bureau of Intellectual Property is responsible for the management of patents in China, accepting and reviewing patent applications and granting patents pursuant to laws and regulations. Any invention or utility model for which patent right may be granted must possess novelty, inventiveness and practical applicability. Any design for which patent right may be granted must neither be identical with or similar to any design which, before the date of filing, has been publicly disclosed in publications in the country or abroad or has been publicly used in the country, nor conflict with legal rights of any third party obtained before. The protection period of patent for invention is 20 years and the protection period of patent for utility model or design is 10 years, both calculating from the application date.

Under the Patent Law of the PRC, we may enforce our rights attached to the registered patents against the infringer by applying to the relevant governing authorities for an injunction. We may also apply to the People’s Court for an order of specific performance which prohibits any third parties from using the registered patents. The relevant governing authorities may also impose a fine up to three times the profits made by the infringer from the unauthorized use of the registered patents or a fixed fine up to RMB50,000 for cases which the infringer has not earned any profits from such unauthorized uses.

Pursuant to the Trademark Law of PRC and its implementation rules amended on October 27, 2001, a registered capital may refer to a trademark registered with the Trademark Bureau, including products, service trademark and collective trademark, attest trademark; the trademark owner shall have exclusive rights of using the trademark, under the protection of laws. The exclusive rights of using the trademark is limited within the registered trademark and the registered products on which the trademark can be used. The Trademark Bureau of the State Administration for Industry and Commerce is responsible for managing the trademark registration and administration throughout the PRC. The protection period of registered trademark is ten years from the registration date.

Taxation and Local Governmental Support

Income tax of a foreign-invested enterprise in China is principally governed by the Law on the Income Tax of Foreign-invested Enterprises and Foreign Enterprises of the PRC and its implementation rules promulgated and enforced on July 1, 1991. Pursuant to those law and regulations, the corporate income tax rate of a foreign-invested enterprise is 30%, and the local income tax rate is 3%. However, foreign-invested enterprises which are located in certain areas or satisfy certain qualifications are entitled to a corporate income tax exemption or deduction. For instance, a manufacturing foreign-invested enterprise established in Pudong District, Shanghai, is entitled to pay its corporate income tax at a reduced tax rate of 15%. In addition, a manufacturing foreign-invested enterprise, with a business term in excess of 10 years, is entitled to a two-year corporate income tax exemption calculating from its first profitable year, and for the following three years, such foreign-invested enterprise is entitled to a half deduction of its applicable corporate income tax rate.

Foreign Exchange

Foreign exchange in China is principally governed by the PRC Foreign Exchange Control Regulations promulgated by the State Council and enforced on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment promulgated by the State Council and enforced on July 1, 1996. Under these regulations, upon payment of the applicable taxes, foreign-invested enterprises may convert the dividends they received in Renminbi into foreign currencies and remit such amounts outside China through their foreign exchange bank accounts.

If a foreign-invested enterprise needs foreign exchange transaction services in relation to the current account item, it may make such payment through its foreign exchange account or make an exchange and payment at one of the designated foreign exchange banks by providing applicable receipts and certificates, and without an approval from the State Administration of Foreign Exchange,or SAFE. If a foreign-invested enterprise distributes dividends to its shareholders, it will be deemed as foreign exchange transaction services in relation to the current account item, therefore, as long as it provides the board resolutions and other documents authorizing the distribution of dividends, it may make such payment through its foreign exchange account or make an exchange and payment at one of the designated foreign exchange banks.

Notwithstanding the above, foreign exchange conversion matters under the capital account item are still subject to regulatory restrictions, and a prior approval from SAFE or its relevant branches is required before conversion between Renminbi and other foreign currencies.

Facilities

We do not own any real estate. We conduct our operations from a leased facility in Pudong, Shanghai. This facility, which includes a level 100,000 clean room and a level 10,000 clean room, houses our office space manufacturing facilities and warehouse. The maximum current production capacity at this location is approximately 3.5 million capsules per month. We have received ISO 9001, ISO 14001, OHSAS 18001 and HACCP certifications for this facility.

We are in the planning stage of the construction of a bulk manufacturing facility that will have an initial capacity of 150 tons per year of bulk product with the room for expansion to 300 tons per year based on market demand for an estimated cost of $16,000,000. The construction cost of the plant will be funded by cash at hand and ongoing cash inflow from operations.  On March 21, 2006, Growing State, our subsidiary, entered into an agreement with Shanghai Qingpu Industrial Park District Development (Group) Company Limited for the lease of 73,157 square meters of land in the Shanghai Qingpu Industrial Park District on which we will construct this plant. The agreement contemplates leasing fees of $2,100,828, 10% of which is due by us by April 5, 2006 as a deposit, to be refunded upon payment in full of the aggregate lease amount.

Employees

As at December 31, 2005, we had 118 staff and employees. The following table summarizes the functional distribution of our employees:

Department	Headcount
Management and Administrative	7
Sales and Marketing	21
Quality Control	4
Logistics	7
Production	60
Finance and Accounting	4
Business Development	15

Total	118

All of these employees were full-time. We do not have any payment obligations for any retirees and are not currently retaining any contractors.

According to Article 10, Trade Union Law of the People’s Republic of China an enterprise, public institution or government organ with 25 or more members must establish a basic-level trade union committee. However, a union is established only if it is voluntarily formed by the employees. We currently do not have a trade union.

Legal Proceedings

We have not been involved in any material litigation or claims arising from our ordinary course of business. We are not aware of any material potential litigation or claims against us which would have a material adverse effect upon our results of operations or financial condition.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
OPERATIONS AND FINANCIAL CONDITION

The following discussion should be read in conjunction with the financial statements and the notes thereto and the other financial information appearing elsewhere in this document. You are also urged to carefully review and consider our discussions regarding the various factors which affect our business, including the information provided under the caption "Risk Factors.”

General

We were incorporated under the name Otish Resources, Inc. in Delaware in February 2003.  We used to be a mineral exploration stage company specializing in acquiring and consolidating mineral properties with potential to have commercial ore bodies. Although we conducted some preliminary exploration work with respect to our mineral properties, we never achieved full operations with respect to our mineral properties.

On March 22, 2006, we entered into and completed a securities exchange transaction with SGI and the shareholders of SGI, pursuant to which the SGI shareholders transferred all of the equity securities of SGI to us in exchange for an aggregate of 15,980,000 shares of our common stock. At the closing of the Share Exchange, SGI became our wholly-owned subsidiary. Immediately after the Share Exchange and related transactions described elsewhere herein, the former SGI shareholders and their designees collectively owned 98.7% of our common stock. See “Business - History”.

The results of operations related to Otish Resources, Inc. are not material and are therefore not included in the discussion below. Unless otherwise noted, all references to the “company,” “we,” “us” and “our” in this section refer to the current business of China-Biotics, Inc. or the historical business of SGI and its subsidiaries, as applicable.

Results of Operations

Nine Months Ended December 31, 2005 Compared with Nine Months Ended December 31, 2004

Net sales

Net sales of $15,061,192 for the nine months ended December 31, 2005 were 46.22% above the net sales of $10,300,515 for the nine months ended December 31, 2004. The increase in net sales was mainly attributable to increases in sales volume arising from additional advertising and promotional activities.

Cost of sales

Cost of sales for the nine months ended December 31, 2005 was $4,403,612 compared with $3,153,828 for the nine months ended December 31, 2004. The increase in cost of sales was mainly due to an increase in sales.

Gross profit

Gross profit for the nine months ended December 31, 2005 was $10,657,580 compared with $7,146,687 for the nine months ended December 31, 2004. The increase in gross profit was mainly due to an increase in sales. Gross profit margins were 70.76% and 69.38% for the nine months ended December 31, 2005 and 2004, respectively.

Selling expenses

Selling expenses were $1,475,486 or 9.80% of net sales for the nine months ended December 31, 2005 compared with $1,227,288 or 11.91% of net sales for the nine months ended December 31, 2004. The increase of $248,198 was primarily caused by an increase in advertising and promotional activities, which accounted for 74.48% of the increase in selling expenses.

General and administrative expenses

General and administrative expenses of $384,260 for the nine months ended December 31, 2005 were $121,917 higher than general and administrative expenses of $262,343 for the nine months ended December 31, 2004. The increase was mainly attributable to an increase in legal fees of $113,500.

Other income

Other income was $44,312 and $40,754 for the nine months ended December 31, 2005 and 2004, respectively. The increase of $3,558 was primarily attributable to an additional interest income of $1,078, and a realized exchange gain on foreign currency transactions of $2,480.

Income before taxes

Income before taxes of $8,842,075 for the nine months ended December 31, 2005 was 55.18% above the income before taxes of $5,697,810 for the nine months ended December 31, 2004. The increase in net income was mainly because of higher net sales, which increased 46.22%.

Provision for income taxes

Provision for income taxes was $2,767,899 and $1,878,392 for the nine months ended December 31, 2005 and 2004, respectively. The increase of $889,507 was due to a $446,568 increase in income taxes and a $442,939 increase in tax surcharge. The increase in income taxes was due to higher income before taxes which increased 55.18%. The increase in tax surcharge was because additional time period had lapsed for unpaid taxes relating to calendar years prior to 2005.

Our principal operations are in China. Business enterprises established in China are subject to income taxes and value added taxes under Chinese tax laws and regulations unless they have exemptions. We have made tax payments to the Chinese tax authorities for 2005. Our management believes that our operations in China were exempted from income taxes and value added taxes for all prior years because we had been recognized by the local government as an advanced technology enterprise. However, we have never received a written confirmation from the appropriate tax authorities for the tax exemption status of our operations in China. As a result, there is no way to ascertain the position which may be taken by the relevant Chinese tax authorities in the future.  Accordingly, our financial statements contain full provisions for all applicable tax liabilities, plus surcharge, for all prior calendar years. Such provisions for tax liabilities and surcharge will be reversed out of the financial statements at the appropriate point in the future.

According to Chinese tax regulations, outstanding tax payable in China for the calendar years prior to 2005 may be subject to potential penalties for the late payment of taxes which is calculated on the basis of 0.5 times to five times the amount of taxes payable, which amount to $4.88 million (if calculated based on 0.5 times of taxes payable) to $48.84 million (if calculated based on five times of the amount of taxes payable) as of December 31, 2005. No provision for the potential tax penalties has been made in our financial statements as our management believes that the possibility of having to pay the penalties is unlikely.

Net income

Net income of $6,074,176 for the nine months ended December 31, 2005 was 59.03% above the net income of $3,819,418 for the nine months ended December 31, 2004. The increase in net income was mainly because of higher net sales, which increased 46.22%, and improved gross profit margins, which increased from 69.38% to 70.76%.

Fiscal Year Ended March 31, 2005 Compared with the Fiscal Year Ended March 31, 2004

Net sales

Net sales of $14,421,772 for the fiscal year ended March 31, 2005 were 50.88% above the net sales of $9,558,708 for the fiscal year ended March 31, 2004. The increase in net sales was mainly attributable to increases in sales volume arising from additional advertising activities as well as price increases.

Cost of sales

Cost of sales for the fiscal year ended March 31, 2005 was $4,419,649 compared with $3,343,945 for the fiscal year ended March 31, 2004. The increase in cost of sales was primarily because of increase in sales volume.

Gross profit

Gross profit for the fiscal year ended March 31, 2005 was $10,002,123 compared with $6,214,763 for the fiscal year ended March 31, 2004. The increase in gross profit of $3,787,360 was due to an increase in net sales of $4,863,064 and an improvement in gross profit margins from 65.02% to 69.35%.

Selling expenses

Selling expenses were $1,528,798 or 10.60% of net sales for the fiscal year ended March 31, 2005 as compared with $959,430 or 10.04% of net sales for the fiscal year ended March 31, 2004. The increase of $569,368 was mainly caused by an increase of $346,036 in advertisement expenses, an increase in promotional fees of $50,267, and an increase in salaries and staff welfare expenses of $202,362, partially offset by a decrease of $21,619 in rent expenses.

General and administrative expenses

General and administrative expenses of $495,157 for the fiscal year ended March 31, 2005 were a slight increase from $484,643 for the fiscal year ended March 31, 2004.

Other income

Other income was $55,192 and $16,224 for the fiscal year ended March 31, 2005 and 2004, respectively. The increase of $38,968 was primarily attributable to an increase in interest income.

Income before taxes

Income before taxes of $8,033,360 for the fiscal year ended March 31, 2005 was 67.82% above the income before taxes of $4,786,914 for the fiscal year ended March 31, 2004. The increase in net income was mainly because of higher net sales, which increased 50.88%.

Provision for income taxes

Provision for income taxes was $2,573,950 and $1,380,570 for the fiscal year ended March 31, 2005 and 2004, respectively. The increase of $1,193,380 was due to a $533,541 increase in income taxes and a $659,839 increase in tax surcharge. The increase in income taxes was due to higher income before taxes which increased 67.8%. The increase in tax surcharge was because additional time period had lapsed for unpaid taxes relating to Calendar years prior to 2005.

Our principal operations are in China. Business enterprises established in China are subject to income taxes and value added taxes under Chinese tax laws and regulations unless they have exemptions. We have made tax payments to the Chinese tax authorities for 2005. Our management believes that our operations in China were exempted from income taxes and value added taxes for all prior years because we had been recognized by the local government as an advanced technology enterprise. However, we have never received a written confirmation from the appropriate tax authorities for the tax exemption status of our operations in China. As a result, there is no way to ascertain the position which may be taken by the relevant Chinese tax authorities in the future.  Accordingly, our financial statements contain full provisions for all applicable tax liabilities, plus surcharge, for all prior calendar years. Such provisions for tax liabilities and surcharge will be reversed out of the financial statements at the appropriate point in the future.

According to Chinese tax regulations, outstanding tax payable in China for the calendar years prior to 2005 may be subject to potential penalties for the late payment of taxes which is calculated on the basis of 0.5 times to five times the amount of taxes payable, which amount to $4.88 million (if calculated based on 0.5 times of taxes payable) to $48.84 million (if calculated based on five times of the amount of taxes payable) as of December 31, 2005. No provision for the potential tax penalties has been made in our financial statements as our management believes that the possibility of having to pay the penalties is unlikely.

Net income

Net income of $5,459,410 for the fiscal year ended March 31, 2005 was 57.78% above the net income of $3,460,344 for the fiscal year ended March 31, 2004. The increase in net income was mainly because of higher net sales, which increased 50.88%, and improved gross profit margins, which increased from 65.02% to 69.35%.

Liquidity and Capital Resources

We had cash of $12,412,715 and working capital of $743,736 as of December 31, 2005. In March 2006, we received full cash settlement of $9,000 on stock subscription receivables, and $3,338,167 from repayment of advances to related parties. As of December 31, 2005, we had a Hong Kong Dollar denominated convertible bond in the face amount of $2,580,000 (HKD20,000,000) outstanding, which was fully converted prior to the Share Exchange. Also in March 2006, certain of our stockholders advanced a cash loan of $2,287,269 to us to demonstrate their support for our expansion plan pursuant to the terms for the issuance of the convertible bond. This cash loan is interest free and repayable in September 2006. On March , 2006, SGI completed the Private Placement and issued 2,858 ordinary shares to a group of accredited investor for a total cash consideration of approximately $5,067,700. As a result of these transactions and before accounting for changes resulting from operations, our cash balance and working capital increased to $23,114,851 and to $8,400,436, respectively.

Cash generated from operations was $10,251,694 for the nine months ended December 31, 2005 as compared with $7,628,365 for the nine months ended December 31, 2004. Our cash balance was $12,412,715 as of December 31, 2005.

Management estimates that we will continue to have positive cash flow provided by operating activities in the remaining fiscal year ending March 31, 2006, and for the fiscal year ending March 31, 2007.

The estimated total capital expenditures for the period from January 2006 to March 2007 under our planned expansion amounts to approximately $18 million, comprising $16 million for the construction of a new plant and $2 million for the establishment of a retail sales network.  Management expects to finance these capital expenditures with the existing cash balance and cash generated from operating activities.

No assurance, however, can be given that our business plan will succeed. In the event that our business plan does not materialize as predicted, we may need to seek for external financing to fund our expansion plan. There can be no assurance that we will be able to raise needed capital on favorable terms, if at all. In addition, there is no assurance that our estimate of our liquidity needs is accurate or that new business development or other unforeseen events will not occur, resulting in the need to raise additional funds.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions.

The following critical accounting policies affect the more significant judgments and estimates used in the preparation of our consolidated financial statements.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Revenue Recognition

Revenue from the sale of goods is recognized on the transfer of risks and rewards of ownership, which generally coincides with the time when the goods are delivered to customers and title has passed. Sales are stated at net invoiced value in these financial statements.

Interest income is recognized on a time proportion basis, taking into account the principal amounts outstanding and the interest rates applicable.

Fair Value of Financial Instruments

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", requires that we disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

As of the date of these financial statements, the estimated fair values of the financial instruments were not materially different from their carrying values as presented in the balance sheets.

Plant and Equipment

Plant and equipment are recorded at cost and are stated net of accumulated depreciation. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Plant and equipment are depreciated at rates sufficient to write off their cost over their estimated useful lives on a straight-line basis. The estimated useful lives of the assets are as follows:

Plant and machinery	10 years
Office equipment	5 years
Motor vehicles	5 years

Impairment of Long-Lived Assets

In accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", our policy is to record an impairment loss against the balance of a long-lived asset in the period when it is determined that the carrying amount of the asset may not be recoverable. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business assets operate or if the expected future non-discounted cash flows of the business is determined to be less than the carrying value of the assets. If impairment is deemed to exist, the assets will be written down to fair value. Management also evaluates events and circumstances to determine whether revised estimates of useful lives are warranted. There was no impairment of long-lived assets for the periods presented in these financial statements.

Inventories

Inventories are stated at the lower of cost or market. Cost, which is calculated using the first-in, first-out method, comprises all costs of purchases, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. Market value is determined by reference to the sales proceeds of items sold in the ordinary course of business after the balance sheet date or to management estimates based on prevailing market conditions.

Recent Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4". The amendments made by SFAS No. 151 are intended to improve financial reporting by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The provisions of SFAS No. 151 will be applied prospectively. We do not expect the adoption of SFAS No. 151 to have a material impact on our consolidated financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment, an Amendment of SFAS No. 123". SFAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123R is effective beginning in our second quarter of fiscal 2006. We do not expect the adoption of SFAS No. 123R to have any impact on our consolidated financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets." The Statement is an amendment of Accounting Principle Board Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. SFAS 153 is effective for non-monetary asset exchanges occurring in the fiscal periods beginning after June 15, 2005. We believe that the adoption of this standard will have no impact on our financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”, replacement of APB Opinion No. 20, “Accounting Changes”, and Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements” (“SFAS 154”). SFAS 154 will require companies to account for and apply changes in accounting principles retrospectively to prior periods’ financial statements, instead of recording a cumulative effect adjustment within the period of the change, unless it is impracticable to determine the effects of the change to each period being presented. SFAS 154 is effective for accounting changes made in annual periods beginning after December 15, 2005, and accordingly, adoption of this statement for new accounting provisions is required for our fiscal year beginning July 1, 2006. The adoption of this statement is not expected to have any effect on our financial condition or results of operations.

MANAGEMENT

Directors, Executive Officers and Key Employees and Advisors

The following is a summary of the business experience of our sole executive officer and director:

Mr. Song Jinan, aged 42, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary since March 2006 - Mr. Song was one of the founders of Shining in 1999, and has been the principal executive officer of Shining since inception. Prior to founding Shining, Mr. Song served as the chief engineer of Sai Bao Bio-Chemical Manufacturing Corporation. Mr. Song received his Bachelor’s Degree in Polymers from the University of Hei Long Jiang and his Master’s degree in Politics and Economics from Habin Industrial University.

In addition, we have a strong management team with significant experience in our industry. We also have a technical advisory panel comprising a group of experts from different fields of live sciences, including genetics, microecologics, biochemistry and molecular materials, to advise on our product research and development. Members of the technical advisory panel include Mr. Song Jinan, Dr. Huang Weida and Dr. Du Wen Min. Biographical details of members of the technical advisory panel and other key employees are set out below:

Ms. Yan Yihong - Ms Yan is responsible for the general administration of SGI. Ms. Yan graduated from Hei He Education Institute majored in Chinese Literature. Ms. Yan obtained her master degree in economic laws and regulations from the Capital Economic and Commerce University.

Dr. Huang Weida - Mr. Huang is one of the founders of Shining and is a member of our technical advisory panel responsible for product development and applications. Mr. Huang graduated from Osaka University majored in biology in 1985. Mr. Huang further obtained a Ph. D degree in science with specialization in bio-chemistry from protein research laboratory of Osaka University in 1990. Mr. Huang then returned to Shanghai in 1990 and since then he has been teaching at School of Life Science of Fudan University as an instructor for doctoral students. Currently, he is the director of the Biochemistry Department of the School of Life Science. Mr. Huang is renowned for his studies and research in life science and his research work has won him a number of research and development rewards.

Dr. Du Wen Min - Dr. Du is a member of our technical advisory panel. Dr. Du is currently the Chairman of the Technology Information Institute. Dr. Du is also a committee member of the Chinese Medical and Pharmacy Association, and the Deputy Officer of the Clinical Medicine Assessment Committee of the Shanghai Pharmacy Institute. Dr. Du has extensive experiences in medical and pharmacy studies and development. He is engaging and has accomplished a number of national level research and development projects. Dr. Du obtained his Ph.D. in medicine from the Shanghai Medical University in 1999.

Board Structure and Composition

Our board of directors currently consists of one member.  We have not set up any committees as at the date hereof as we are a small company and currently feel that our entire board of directors can best perform the functions that any committees might otherwise perform.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics applicable to our directors, executive officers, including our chief financial officer and other of our senior financial officers, and employees.

Board Compensation

We have not paid any compensation to directors of China-Biotics for the fiscal years ended March 31, 2005, 2004 or 2003. We do not currently pay our director for his service on our board.

Executive Compensation

We have not paid any compensation to executive officers of China-Biotics for the fiscal years ended March 31, 2005, 2004 or 2003. With respect to SGI, Mr. Song, its principal executive officer, received $106,190 in 2005, $117,440 in 2004 and $60,000 in 2003, which amounts include social insurance contributions of $32,190 and $12,440 in 2005 and 2004, respectively. No other officer of SGI received compensation in excess of $100,000 for these years.

Equity Compensation Plans -and Awards

We do not have any equity compensation plans. We have not granted any stock options or other equity awards since our inception.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
AND PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 22, 2006, including shares which the listed beneficial owner has the right to acquire within 60 days from such date from options, warrants, rights, conversion privileges or similar obligations, by:

•	each holder of more than 5% of our common stock; and

•	our sole executive officer and director.

Unless otherwise noted below, the addresses of each beneficial owner set forth below is No. 999 Ningqiao Road, Jinqiao Export Processing Zone, Pudong, Shanghai 201206, People’s Republic of China. The numbers and percentages are based on 17,080,000 shares of our common stock outstanding as of March 22, 2006.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned	Percent of Common Stock Owned
Song Jinan	5,084,037	29.8%
Yan Li	2,969,883	17.4%
Chinamerica Fund, L.P. (1)	1,147,585	6.7%
Huang Weida	1,510,110	8.8%
Bright Treasure Group Limited (2)	1,118,600	6.6%
Pope Investments LLC (3)	855,240	5.0%
Tai Kwok Leung, Alexander (4)	1,469,700	8.6%

(1)	The address for Chinamerica Fund, L.P. is 2909, St. Andrews Drive, Richardson, Texas 75082.
(2)	The address for Bright Treasure Group Limited is Flat B, 7/F, Block 8, Caribbean Coast, Tung Chung, New Territories, Hong Kong.
(3)	The address for Pope Investments LLC is 5100 Poplar Ave, Suite 512, Memphis, TN.
(4)
Tai Kwok Leung, Alexander, is the sole shareholder of Fascinating Gain Investments Limited and Charming Leader Group Limited, each of which holds 734,850 shares of our common stock. Mr. Tai may be deemed to beneficially own these shares. The address for Mr. Tai, Fascinating Gain Investments Limited and Charming Leader Group Limited is 20/F., Diamond Exchange Building, 8-10 Duddell Street, Central, Hong Kong.

Ms. Li is the spouse of Mr. Song, our sole director and officer. Ms. Yan Yihong, one of our key employees described in   "- Directors, Executive Officers and Key Employers and Advisors" above,  is Ms. Li’s sister.

RELATED PARTY AND OTHER MATERIAL TRANSACTIONS

On March 22, 2006, we consummated the Share Exchange with the shareholders of SGI pursuant to which the SGI shareholders transferred all of the equity securities of SGI to us in exchange for shares of our common stock. In connection with the Share Exchange, a series of agreements were entered into and transactions were consummated with our directors, officers and certain of our shareholders. See “Business - History”. In addition, we have entered into the following:

•
SGI declared dividends amounting to $8,563,233 from April 2003 to June 2005. The full amount of dividends was paid in cash to the Shining shareholders without deducting a withholding tax at the rate of 20% as required by the applicable laws and regulations in the People’s Republic of China. All but one of these shareholders collectively acquired a majority shareholding in SGI in October 2005 as disclosed in Note 14(b) to the audited consolidated financial statements of SGI and its subsidiaries. SGI and these shareholders reached agreement to treat the amount of dividend withholding taxes not withheld by us as advances to the recipients. On March 13, 2006, these shareholders repaid the full amount of the advances to us.

•
On August 11, 2005, SGI entered into an agreement to acquire 100% of the equity of Shining for a total cash consideration of $2.27 million (RMB 18.35 million) from the former majority shareholders of SGI and a third party. At the time of this transaction, these former shareholders also agreed to re-establish a majority ownership in SGI in late 2005. In October 2005, they acquired new shares issued by SGI, and collectively re-established a 90% ownership immediately after these shares were issued (also see Note 15(d) to the audited consolidated financial statements of SGI and its subsidiaries).

•
Included in the balance of “Other payables and accruals” is an amount due and payable to the former majority shareholders. The payable arose from SGI’s acquisition of 100% of the equity of Shining for a total cash consideration of $2.27 million (RMB 18.35 million) from the former majority shareholders of SGI and a third party in August 2005. These former majority shareholders acquired new shares issued by SGI in October 2005, and re-established a majority ownership in SGI (also see Notes 14(b) and 15(d) to the audited consolidated financial statements of SGI and its subsidiaries). Since this transaction has been accounted for as a recapitalization of Shining and is reflected in these financial statements as if it occurred as of the beginning of the first accounting period presented in these financial statements, SGI’s liabilities of $2,270,141 arising from this transaction are shown as outstanding as of the March 31, 2004 and 2005, respectively.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.01par value per share.

Common Stock

We are authorized to issue 100,000,000 shares of common stock. As of the date hereof, there were 17,080,000 shares of our common stock outstanding. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available therefore subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

As of the date hereof, there are no shares of preferred stock outstanding. Shares of preferred stock may be issued from time to time in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Dividends

We do not intend to pay dividends on our capital stock in the foreseeable future.

Transfer Agent

American Registrar & Transfer is our transfer agent.

Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the Delaware General Corporation Law provides in relevant part that “a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of such person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

Our certificate of incorporation contains the following provisions relating to indemnification of our officers and directors:

•
we shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right) because he or she is or was a director or officer, or is or was serving at our request as a director or officer of (or person occupying a similar position or performing similar functions for) another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

•
we shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by us or in our right to procure a judgment in our favor because he or she is or was a director or officer, or is or was serving at our request as a director or officer of (or a person occupying a similar position or performing similar functions for) another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, no indemnification shall be made in respect of any claim, issue or matter as to which a person has been adjudged to be liable to us unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

Expenses incurred by a person who is otherwise entitled to be indemnified by us in defending or investigating a threatened or pending action, suit or proceeding shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.

Our bylaws provide that we may indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our employee or agent or, while our employee or agent, is or was serving at our request as an employee or agent or trustee or another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRICE RANGE OF OUR COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted on the OTC Bulletin Board since August 11, 2005. It is currently quoted under the symbol “OTRS.”  We have generally had very low trading volume for our common stock. Set forth below are the only reported sales of our common stock:

Date	High	Low
November 29, 2005	$1.01	$1.01
March 8, 2006	$2.20	$2.00
March 9, 2006	$2.00	$1.49
March 10, 2006	$1.50	$1.50
March 20, 2006	$2.21	$2.21

Security Holders

At March 22, 2006 there were 17,080,000 shares our common stock outstanding held by approximately 60 stockholders of record.

Dividend Policy

We have not historically paid any cash dividends and do not intend to pay any dividends in the foreseeable future. We plan to use retained earnings, if any, to finance our growth. Also, pursuant to the terms of the Investors’ Rights Agreement we entered into in connection with the Share Exchange, we are restricted from authorizing the payment of any dividends for a period of two years from the date of such agreement without the approval of the holders of at least 75% of our outstanding shares of common stock. The declaration and payment of dividends in the future will be determined by our board of directors in light of conditions then existing, including our financial condition, capital requirements and restrictions in our financing agreements.

RECENT SALES OF UNREGISTERED SECURITIES

In the past three years, we issued the following securities in transactions that were not registered under the Securities Act of 1933, as amended (the “Act”):

 (1) In March 2003, we sold 4,000,000 shares of our common stock at $0.005 per share for gross proceeds of $20,000 in reliance on an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act.  The following sets forth the name of each person to whom we sold these shares and the number of shares issued to each person:

Des Balakrishnan	400,000
Richard Banysch	320,000
Clay Bridges	300,000
David Ciccozzi	440,000
Erin Filson	300,000
Troy Getz	500,000
Ivette Hunsinger	500,000
Carla Kelly-Filson	400,000
Christopher Penner	440,000
Robert Waters	400,000

(2) In April 2003, we sold 1,020,000 shares of our common stock at $0.10 per share for gross proceeds of $10,020 in reliance on an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act.  The following sets forth the name of each person to whom we sold these shares and the number of shares issued to each person:

Danielle Greiner	70,000
Don Harris	100,000
All-Tex Insurance	100,000
Jill Kennedy	100,000
David H. Lennox	100,000
David Parker	100,000
Troy Pope	100,000
Maria Raggio	100,000
Chandra Rusk	100,000
Anabella Smith	100,000
Cheryl Clark	50,000

(3) In May 2003, we sold 300,004 shares of our common stock at $0.003 per share for gross proceeds of $9,000 in reliance on an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act.  The following sets forth the name of each person to whom we sold these shares and the number of shares issued to each person:

Kathy Hemby	166,667
Fred Thompson	133,337

(4) In May 2003, we sold a total of 100,000 shares at $0.06 per share of our Class A common stock to shareholders for gross proceeds of $6,000 in reliance on an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act.  The following sets forth the name of each person to whom we sold these shares and the number of shares issued to each person:

Jane Martin	50,000
Drew Johnson	50,000

(5) In July 2003, we issued 1,000,000 shares of our common stock to Fred Cooper in reliance on the exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act.  Such shares were issued as compensation for Mr. Cooper’s service as a director of our company.

(6) In July 2003, we sold 61,000 shares of our common stock at $0.20 per share for gross proceeds of $12,200 in reliance on an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act. The following sets forth the name of each person to whom we sold these shares and the number of shares issued to each person:

Sarah J. Allen	1,000
Stacy L. Bagley	1,000
Gail Barber	2,000
Greg E. Benodyk	1,000
Robert Blundon	1,000
Clayton K. Bridges	1,000
Peter K. Browning	1,000
Daphne Carter	1,000
Stephen A. Carter	1,000
Dave Clarke	1,000
Corle G. Clifton	1,000
Deecembra Diamond	1,000
Nancie Doherty	1,000
Alan R. Filson	5,000
Erin L. Filson	1,000
Herbert Flachman	1,000
Gordon D. Ford	1,000
Peter Gallegher	1,000
Jack L. Harris	1,000
W. Donald Haugen	1,000
Susan H. Haugen	1,000

Jean L. Hill	1,000
Cecile Lam	1,000
Eric Leest	1,000
David H. Lennox	2,000
Linda Libin	1,000
Courtland L. Logue, Jr.	1,000
Mary V. McDonald	1,000
Richard Nash	1,000
John Orton	1,000
Terri Orton	1,000
Ramona Phemister	2,000
Erika Raab	2,000
Joseph Raab	3,000
Ian Scott Raleigh	1,000
John T. Ramsay	1,000
Glen Reid	1,000
Maurice D. Rohleder	1,000
Theodore A. Schwartz	1,000
Doug Stewart	1,000
Carol Tabin	1,000
Travis Toll	1,000
Harry Urschitz	1,000
Scott Van Mol	1,000
Jeff Webb	1,000
Todd Weeks	1,000
Bill Whittle	2,000
Kathy Woods	1,000
Rick Woods	1,000
Wayne Yack	1,000

(6) In March 2006, we issued 15,980,000 shares of our common stock in reliance upon an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act and Regulation D and for offshore transactions under Regulation S pursuant to a securities exchange agreement under which we acquired all of the outstanding equity interests of Sinosmart Group, Inc. The following sets forth the name of each person to whom we issued these shares and the number of shares issued to each person:

Song Jinan	5,084,037
Yan Li	2,969,883
Huang Weida	1,510,110
Yan Yihong	503,370
Bright Treasure Group Ltd.	1,118,600
Charming Leader Group Limited	734,850
Fascinating Gain Investments Limited	734,850
Sharpsville Investments Limited	500,650
Po Ka Tsun Karlson	221,000
Master Talent Group Limited	221,000
Bright Boom Group Limited	221,000
YIU Ying Fai	290,650
Chinamerica Fund, LP	276,752
Chinamerica Sino-biotics Acquisitions, LLC	461,255
Pope Investments, LLC	855,240
Halter/Pope USX China Fund	36,900
Matt Hayden	55,351
BFS US Special Opportunities Trust PLC	92,251
Renaissance US Growth Investment Trust PLC	92,251

The financial statements of Otish Resources, Inc. included in our Annual Report on Form 10-KSB for the year ended August 31, 2005 and in our quarterly report for the quarter ended November 30, 2005, as well as information provided in Item 9.01 of this Current Report on Form 8-K, are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information provided in Item 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At or prior to the closing of the Share Exchange, our officers and directors resigned and were replaced by Song Jinan as our sole director, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary.

Immediately prior to the completion of the Share Exchange, Stan Ford, our then-current director, President, Secretary and Treasurer, beneficially owned 94.8% of our common stock. Upon the completion of the Share Exchange and Stan Ford Transaction, Mr. Ford did not own any shares of our capital stock. Upon the completion of the Share Exchange, Private Placement and Stan Ford Transaction, the former SGI shareholders and their designees collectively owned 98.7% of our common stock, Song Jinan, our sole director and President, owned 29.8% of our common stock and members of Mr. Song’s family owned an additional 20.3% of our common stock.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 20, 2006, Fred Cooper resigned as a director of our company.  On March 22, 2006, in connection with the Share Exchange, Stan Ford, our remaining officer and director resigned and was replaced by Song Jinan as our sole director, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary. The following is a summary of the business experience of Mr. Song:

Mr. Song Jinan, aged 42, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary since March 2006 - Mr. Song was one of the founders of Shining in 1999, and has been the principal executive officer of Shining since inception. Prior to founding Shining, Mr. Song served as the chief engineer of Sai Bao Bio-Chemical Manufacturing Corporation. Mr. Song received his Bachelor’s Degree in Polymers from the University of Hei Long Jiang and his Master’s degree in Politics and Economics from Habin Industrial University.

In addition, the information provided in Item 2.01 of this Current Report on Form 8-K under “Related Party and Other Material Transactions” is incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2006, prior to the Share Exchange, we filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, which, among other things, changed our name to “China-Biotics, Inc.” and provided that our common stock, which had previously been divided into Class A and Class B common stock (of which no Class B common stock was outstanding), would become one class of common stock. On March 22, 2006, immediately after the Share Exchange, our Board of Directors adopted amended and restated bylaws. Our amended and restated certificate of incorporation and bylaws are attached as exhibits to this Current Report on Form 8-K.

Because SGI has a fiscal year that ends on March 31 and we have historically had a fiscal year that ends on August 31, immediately after the closing of the Share Exchange we changed our fiscal year end to March 31. We will file a report on Form 10-KSB covering the period from June 30, 2006 to March 31, 2006.

Item 5.06. Change in Shell Company Status.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference.

Item 8.01 Other Events.

On March 22, 2006, in connection with the Share Exchange, we relocated our corporate headquarters from #1000 355 Burrard Street, Vancouver, BC V6C 2G8 to No. 999 Ningqiao Road, Jinqiao Export Processing Zone, Pudong, Shanghai 201206, People’s Republic of China. Our new telephone number is (86 21) 5834 9748.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Sinosmart Group Inc. and Subsidiary

Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of March 31, 2004 and 2005

Consolidated Statements of Operations for the years ended March 31, 2004 and 2005

Consolidated Statements of Changes in Stockholders’ Equity

Consolidated Statements of Cash Flow for the years ended March 31, 2004 and 2005

Notes to the Consolidated Financial Statements

Unaudited Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheets as at December 31, 2005

Condensed Consolidated Statements of Operations for the nine months ended December 31, 2004 and 2005

Condensed Consolidated Statements of Changes in Stockholders’ Equity

Condensed Consolidated Statements of Cash Flow for the nine months ended December 31, 2004 and 2005

Notes to the unaudited consolidated financial statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and stockholders of
Sinosmart Group, Inc.

We have audited the accompanying consolidated balance sheets of Sinosmart Group, Inc. as of March 31, 2004 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended March 31, 2004 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. The audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sinosmart Group, Inc. as of March 31, 2004 and 2005 and the results of its consolidated operations and cash flows for the years ended March 31, 2004 and 2005, in conformity with generally accepted accounting principles in the United States of America.

BDO McCabe Lo Limited
Certified Public Accountants

Hong Kong
February 17, 2006

SINOSMART GROUP INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Amount expressed in US Dollars)

			March 31,	March 31,
	Note		2004	2005
ASSETS
Current assets
Cash and cash equivalents			$6,251,671	$10,271,503
Accounts receivable	3		6,665,101	7,019,013
Advances to related parties	14 (a	)	253,616	1,544,758
Inventories	4		346,562	442,109
Other receivables			-	8,213
Total current assets			$13,516,950	$19,285,596

Plant and equipment	5		2,468,971	1,959,782
Total assets			$15,985,921	$21,245,378
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable			$2,146,530	$1,592,016
Tax payables	6		5,417,515	11,132,621
Other payables and accruals	14 (c	)	2,595,860	3,691,478
Total current liabilities			$10,159,905	$16,416,115
Stockholders' equity:
Common stock	7		$1,000	$1,000
Additional paid-in capital			206,929	206,929
Retained earnings			4,204,519	1,594,289
Accumulated other comprehensive
income (loss)			1,702	1,251
Capital and statutory reserves	8		1,411,866	3,025,794
Total stockholders' equity			$5,826,016	$4,829,263
Total liabilities and stockholders' equity			$15,985,921	$21,245,378

The accompanying notes are an integral part of these financial statements.

SINOSMART GROUP INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amount expressed in US Dollars)

		Years ended March 31,
	Note	2004	2005

Net sales		$9,558,708	$14,421,772
Cost of sales		(3,343,945)	(4,419,649)
Gross profit		$6,214,763	$10,002,123
Operating expenses:
Selling expenses		$(959,430)	$(1,528,798)
General and administrative expenses		(484,643)	(495,157)
Total operating expenses		$(1,444,073)	$(2,023,955)
Income from operations		$4,770,690	$7,978,168
Other income and expenses:
Other income		$16,224	$55,192
Other expenses		-	-
Total other income (expenses)		$16,224	$55,192
Income before taxes		$4,786,914	$8,033,360
Provision for income taxes	11	(1,380,570)	(2,573,950)
Net income		$3,406,344	$5,459,410

The accompanying notes are an integral part of these financial statements.

SINOSMART GROUP INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Amount expressed in US Dollars)

	Common Stock

	Shares	Amount	Additional Paid-in Capital	Retained Earnings	Other Comprehensive Income (Loss)	Capital & Statutory Reserves	Total Stockholders Equity

Balance- April 1, 2003	1,000	$1,000	$206,929	$1,499,194	$1,704	$710,847	$2,419,674
Comprehensive income:
Net income	-	-	-	3,406,344	-	-	3,406,344
Foreign currency translation	-	-	-	-	(2)	-	(2)
Transfer to capital & statutory reserves	-	-	-	(701,019)		701,019	-
Balance- March 31, 2004	1,000	$1,000	$206,929	$4,204,519	$1,702	$1,411,866	$5,826,016
Comprehensive income:
Net income	-	-	-	5,459,410	-	-	5,459,410
Foreign currency translation	-	-	-		(451)	-	(451)
Transfer to capital & statutory reserves	-	-	-	(1,613,928)	-	1,613,928	-
Distributions to previous owners of the subsidiary	-	-	-	(6,455,712)	-	-	(6,455,712)
Balance- March 31, 2005	1,000	$1,000	$206,929	$1,594,289	$1,251	$3,025,794	$4,829,263

The accompanying notes are an integral part of these financial statements.

SINOSMART GROUP INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOW
(Amount expressed in US Dollars)

	Years ended
	March 31,
	2004	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,406,344	$5,459,410
Adjustment for:
Depreciation	509,190	509,232
(Increase)/Decrease in accounts receivable	774,798	(353,942)
(Increase)/Decrease in other receivables	-	(8,213)
(Increase)/Decrease in inventories	(299,739)	(95,555)
Increase/(Decrease) in accounts payable	(310,144)	(554,559)
Increase/(Decrease) in income tax, surcharge and dividends withholding tax	1,380,570	2,573,950
Increase/(Decrease) in other payables and accruals, and value added tax payable	211,547	2,946,088
NET CASH PROVIDED BY OPERATING ACTIVITIES	$5,672,566	$10,476,411
CASH FLOWS FROM FINANCING ACTIVITIES
Temporary advance from shareholders	$-	$3,212,501
Repayment on temporary advance from shareholders	-	(3,212,501)
Advances to related parties	-	(1,291,249)
Proceeds from issuance of common stock	1,000	-
Distributions to previous owners of the subsidiary	-	(5,164,570)
NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES	$1,000	$(6,455,819)
Effect of exchange rate changes on cash	$(2)	$(760)
NET INCREASE IN CASH AND CASH EQUIVALENTS BALANCES	$5,673,564	$4,019,832
CASH AND CASH EQUIVALENTS BALANCES AT BEGINNING OF PERIOD	578,107	6,251,671
CASH AND CASH EQUIVALENTS BALANCES AT END OF PERIOD	$6,251,671	$10,271,503

The accompanying notes are an integral part of these financial statements.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Sinosmart Group Inc. (“SGI” or the “Company”) was incorporated in the British Virgin Islands on February 13, 2004. On August 11, 2005, SGI entered into an agreement to acquire 100% of the equity of Shanghai Shining Biotechnology Co. Ltd. ("SSBC”) for a total cash consideration of $2.27 million (RMB 18.35 million) from the former majority shareholders of SGI and a third party. At the time of this transaction, these former shareholders also agreed to re-establish a majority ownership in SGI in late 2005. In October 2005, they acquired new shares issued by SGI, and collectively re-established a 90% ownership in the Company (also see Notes 14(b) and 15(a)). On August 19, 2005, SGI received approval from the Economic and Trade Bureau of the Pudong New District, Shanghai, People’s Republic of China, on this acquisition. This transaction has been accounted for as a recapitalization of SSBC with no adjustment to the historical basis of the assets and liabilities of SSBC and the operations were consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements.

SSBC was established as a domestic limited liability company on August 20, 1999 upon the issuing of a license by the Administration for Industry and Commerce of the Pudong New District in Shanghai, People’s Republic of China with an operating period of 8 years to April 15, 2007. In 2002, SSBC was changed to a joint-stock company. Upon Sinosmart Group Inc.’s acquisition of 100% of the equity of SSBC in August 2005, approval was granted by the Pudong New District Government and the Economic and Trade Bureau of the Pudong New District for SSBC to become a Wholly Foreign Owned Enterprise.

SSBC is a manufacturer and distributor of probiotics products in the People’s Republic of China.

SSBC had a registered capital of RMB 1,000,000 when it was established as a domestic limited liability company in 1999. In 2002, its registered capital was first increased to RMB 10,000,000, and then to RMB 20,480,000 when it became a joint-stock limited company. SSBC’s registered capital was RMB 20,480,000 as of March 31, 2004 and 2005, respectively.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

On December 9, 2005, the Company incorporated a wholly-owned subsidiary, Growing State Limited (“GSL”), in accordance with the laws of the British Virgin Islands. GSL has an authorized capital of $50,000 divided into 50,000 shares of $1.00 par value. GSL issued one share to the Company for a cash consideration of $1.00 upon its formation. Its share capital has not changed since then. GSL has not commenced any operation as of the date of these financial statements (also see Note 15(e)).

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

(a) Basis of Presentation and Principles of Consolidation

The consolidated financial statements for the fiscal years ended March 31, 2004 and 2005 are prepared in accordance with generally accepted accounting principles in the United States of America and include the accounts of Sinosmart Group Inc. and Shanghai Shining Biotechnology Co. Ltd. (hereafter referred to as the “Group”) for all periods presented. All significant intercompany balances and transactions have been eliminated on consolidation.

(b) Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (continued)

(c) Foreign Currency Translations and Transactions

The Company maintains its books and accounting records in Hong Kong Dollars ("HKD"), being the functional currency. HKD, the local currency of the Hong Kong Special Administrative Region, is the primary currency of the economic environment in which the operations of the Company are conducted. The HKD is therefore considered as the “functional currency” of the Company.

The Company’s wholly-owned subsidiary, Shanghai Shining Biotechnology Co. Ltd. ("SSBC”), maintains its books and accounting records in Renminbi ("RMB"), being the functional currency. RMB, the national currency of the People’s Republic of China, is the primary currency of the economic environment in which the operations of SSBC are conducted. The RMB is therefore considered as the “functional currency” of SSBC.

The Company uses the “Current rate method” to translate its financial statements from HKD into U.S. Dollars, and to translate SSBC's financial statements from RMB into U.S. Dollars, as required under the Statement of Financial Accounting Standard (“SFAS”) No. 52, "Foreign Currency Translation" issued by the Financial Accounting Standard Board (“FASB”). The Company’s and SSBC’s assets and liabilities, except for the paid-up capital, are translated into U.S. Dollars using the rate of exchange prevailing at the balance sheet date. The paid-up capital is translated at the historical rate. Adjustments resulting from the translation of the Company’s and SSBC's balance sheets from HKD and RMB into U.S. Dollars are recorded in stockholders' equity as part of accumulated comprehensive income. The statement of operations is translated at average rates during the reporting period. Gains or losses resulting from transactions in currencies other than the functional currencies are reflected in the statement of operations for the reporting periods. The statement of cash flows is translated at average rates during the reporting period, with the exception of issue of share and payment of dividends which are translated at the historical rates. Due to the use of different rates for translation, the figures in the statement of changes in cash flows may not agree with the differences between the year end balances as shown in the balance sheets.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (continued)

(d) Comprehensive Income (Loss)

The Company has adopted SFAS No. 130, "Reporting Comprehensive Income, issued by the FASB. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of general-purpose financial statements. The Company has chosen to report comprehensive income (loss) in the statements of changes in stockholders’ equity. Comprehensive income (loss) comprised net income and all changes to stockholders' equity except those due to investments by owners and distributions to owners.

(e) Revenue Recognition

Sale of goods

Revenue from the sale of goods is recognized on the transfer of risks and rewards of ownership, which generally coincides with the time when the goods are delivered to customers and title has passed. Sales are stated at net invoiced value in these financial statements.

Interest income

Interest income is recognized on a time proportion basis, taking into account the principal amounts outstanding and the interest rates applicable.

(f) Fair Value of Financial Instruments

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company discloses estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

As of the date of these financial statements, the estimated fair values of the financial instruments were not materially different from their carrying values as presented in the balance sheets.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (continued)

(g) Cash and cash equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.

(h) Plant and Equipment

Plant and equipment are recorded at cost and are stated net of accumulated depreciation. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Plant and equipment are depreciated at rates sufficient to write off their cost over their estimated useful lives on a straight-line basis. The estimated useful lives of the assets are as follows:

Plant and machinery	10 years
Office equipment	5 years
Motor vehicles	5 years

(i) Impairment of Long-Lived Assets

In accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company's policy is to record an impairment loss against the balance of a long-lived asset in the period when it is determined that the carrying amount of the asset may not be recoverable. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business assets operate or if the expected future non-discounted cash flows of the business is determined to be less than the carrying value of the assets. If impairment is deemed to exist, the assets will be written down to fair value. Management also evaluates events and circumstances to determine whether revised estimates of useful lives are warranted. There was no impairment of long-lived assets for the periods presented in these financial statements.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (continued)

(j) Inventories

Inventories are stated at the lower of cost or market. Cost, which is calculated using the first-in, first-out method, comprises all costs of purchases, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. Market value is determined by reference to the sales proceeds of items sold in the ordinary course of business after the balance sheet date or to management estimates based on prevailing market conditions.

(k) Advertising costs

All advertising costs incurred in the promotion of the Company’s products are expensed as incurred. Advertising expenses were $788,161 and $1,134,198 for 2004 and 2005, respectively.

(l) Income Tax

The Company accounts for income tax under the provisions of SFAS No. 109, “Accounting for Income Taxes”, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the revised consolidated financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. In addition, the Company is required to record all deferred tax assets, including future tax benefits of capital losses carried forward, and to record a "valuation allowance" for any deferred tax assets where it is more likely than not that the asset will not be realized.

(m) Research and Development Costs

Research and development costs are charged to expense when incurred and are included in operating expenses.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (continued)

(n) Retirement Costs

Retirement costs are charged to expense at certain percentage of the payroll costs which is required under the tax regulations of the People’s Republic of China.

(o) Operating Leases

Operating leases represent those leases under which substantially all risks and rewards of ownership of the leased assets remain with the lessors. Rental payment under operating leases are charged to expense as incurred over the lease periods.

(p) Related Parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

(q) Recent Accounting Pronouncements

(i)    In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4". The amendments made by SFAS No. 151 are intended to improve financial reporting by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The provisions of SFAS No. 151 will be applied prospectively. The Company does not expect the adoption of SFAS No. 151 to have a material impact on its consolidated financial position, results of operations or cash flows.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (continued)

(q) Recent Accounting Pronouncements (continued)

(ii)   In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment, an Amendment of SFAS No. 123". SFAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123R is effective beginning in the company's second quarter of fiscal 2006. The Company does not expect the adoption of SFAS No. 123R to have any impact on its consolidated financial position, results of operations or cash flows.

(iii)   In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets." The Statement is an amendment of Accounting Principle Board Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. SFAS 153 is effective for non-monetary asset exchanges occurring in the fiscal periods beginning after June 15, 2005. The Company believes that the adoption of this standard will have no impact on its financial statements.

(iv)  In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”, replacement of APB Opinion No. 20, “Accounting Changes”, and Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements” (“SFAS 154”). SFAS 154 will require companies to account for and apply changes in accounting principles retrospectively to prior periods’ financial statements, instead of recording a cumulative effect adjustment within the period of the change, unless it is impracticable to determine the effects of the change to each period being presented. SFAS 154 is effective for accounting changes made in annual periods beginning after December 15, 2005, and accordingly, adoption of this statement for new accounting provisions is required for the company’s fiscal year beginning July 1, 2006. The adoption of this statement is not expected to have any effect on the financial condition or results of operations of the Company.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

3. ACCOUNTS RECEIVABLE

The Group's accounts receivable as of the balance sheet dates as presented in these financial statements are summarized as follows:

	March 31,	March 31,
	2004	2005

Trade receivables	$6,665,101	$7,019,013
Less : Allowances for doubtful debt	-	-
	$6,665,101	$7,019,013

4. INVENTORIES

The Group's inventories as of the balance sheet dates as presented in these financial statements are summarized as follows:

	March 31,	March 31,
	2004	2005

Raw materials	$-	$202,438
Work-in-progress	-	75,667
Finished goods	346,562	164,004
	$346,562	$442,109

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

5. PLANT AND EQUIPMENT

The Group's plant and equipment as of the balance sheet dates as presented in these financial statements are summarized as follows:

	March 31,	March 31,
	2004	2005

Plant and machinery	$2,908,219	$2,908,219
Office equipment	1,063,996	1,063,996
Motor vehicles	27,842	27,842
	$4,000,057	$4,000,057
Less: Accumulated depreciation	(1,531,086)	(2,040,275)
	$2,468,971	$1,959,782
Depreciation expenses were $509,190 and $509,232 for the year ended March 31, 2004 and 2005, respectively.

6. TAX PAYABLES

The Group's tax payables as of the balance sheet dates as presented in these financial statements are summarized as follows:

	March 31,	March 31,
	2004	2005

Value added tax	$2,597,093	$4,447,320
Income tax	1,562,014	2,840,602
Surcharge	1,004,792	2,299,941
Dividends withholding tax	253,616	1,544,758
	$5,417,515	$11,132,621

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

7. COMMON STOCK

The Company is authorized to issue 50,000 shares of common stock having a par value $1.00. The number of issued and outstanding common stock as of the balance sheet dates as presented in these financial statements are summarized as follows:

	March 31,	March 31,
	2004	2005

Number of issued and outstanding common stock	$1,000	$1,000

In October 2005, the Company received subscription for 9,000 shares of its common stock for a total consideration of $9,000 from a group of former shareholders (also see Notes 14(b) and 15(d)).

8. CAPITAL AND STATUTORY RESERVES

The Company’s PRC subsidiary is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the subsidiary’s registered capital. Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined in accordance with the PRC GAAP. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. The statutory surplus reserve and discretionary surplus reserve can be used to make good losses or to increase the capital of the relevant company.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

9. RESEARCH AND DEVELOPMENT COSTS CHARGED TO EXPENSE AS INCURRED

The Group's research and development costs, which typically consist of salaries and other direct costs, charged to expense as incurred during the periods as presented in these financial statements are summarized as follows:

	Years ended
	March 31,
	2004	2005

Charges referred to above	$75,077	$3,648

10. RETIREMENT COSTS CHARGED TO EXPENSE AS INCURRED

The Group’s employees are required to participate in a central pension scheme operated by the local municipal government. The Group is required to contribute a certain percentage of their payroll costs to the central pension scheme. The contributions are charged to the income statement as they become payable in accordance with the rules of the central pension scheme. No forfeited contribution is available to reduce the contribution payable in the future years. The Group’s retirement costs charged to expense as incurred during the periods as presented in these financial statements are summarized as follows:

	Years ended
	March 31,
	2004	2005

Charges referred to above	$91,357	$246,183

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

11. INCOME TAXES

The income (loss) generated in the British Virgin Islands and the People’s Republic of China before income taxes during the periods as presented in these financial statements are summarized as follows:

	Years ended
	March 31,
	2004	2005

Loss in the British Virgin Islands before income taxes	$(1,102)	$(374)
Income in the PRC before income taxes	4,788,016	8,033,734
	$4,786,914	$8,033,360

There is no income tax for companies domiciled in the British Virgin Islands. Accordingly, the Company's financial statements do not present any income tax provisions/credits related to the British Virgin Islands tax jurisdiction. The provision for income tax relating to the PRC for the periods as presented in these financial statements are summarized as follows:

	Years ended
	March 31,
	2004	2005

Current	$1,380,570	$2,573,950
Deferred	-	-
	$1,380,570	$2,573,950

As of March 31, 2004 and 2005, the Company had no deferred tax assets and liabilities.

The principal reconciling items from income tax computed at the statutory rates and at the effective income tax rates are as follows:

	Years ended
	March 31,
	2004	2005

Computed tax at the local PRC statutory rate of 33%	$1,580,044	$2,651,132
Non-deductible items	59,293	161,995
Tax concession	(894,184)	(1,534,433)
Surcharge at 0.5% per day on accrued taxes	635,417	1,295,256
Total provision for income at effective rate	$1,380,570	$2,573,950

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

11. INCOME TAXES (continued)

The Group has its principal operations in the People’s Republic of China (“PRC”). Business enterprises are subject to income taxes and value added taxes under PRC tax laws and regulations unless they have exemptions. It has been the belief of the Group’s management that its PRC operations were exempted from income taxes and value added taxes as these operations were recognized by the local government as an advanced technology enterprise. The Group, however, has never received a written confirmation from the appropriate tax authorities for the tax exemption status of its PRC operations. In January 2006, management of the Group’s PRC operations took initiative to make tax payments to the PRC tax authorities for the calendar year 2005, and accrual for all applicable tax liabilities, plus surcharge, for all prior fiscal years were reflected in the Group’s financial statements. According to PRC tax regulations, the Group’s outstanding tax payables for calendar years prior to 2005 may be subject to potential penalties for the late payment of taxes which is calculated on the basis of 0.5 times to 5 times amount of taxes, which amounted from $3.9 million to $39 million as of March 31, 2005. No provision for the potential tax penalties has been made in the Group’s financial statements as management of the Group believes the Group did not cause the late payment of taxes, and that the possibility of having to pay such late payment penalties is highly unlikely.

12. OPERATING LEASES

The Group leases office space and warehouse facilities under non-cancelable operating agreements that expire at various dates through 2005. The charges incurred by the Group in relation to the above-mentioned operating leases during the periods as presented in these financial statements are summarized as follows:

	Years ended
	March 31,
	2004	2005

Charges referred to above	$49,488	$31,828

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

12. OPERATING LEASES (continued)

As of the balance sheet dates as presented in these financial statements, the amount of future minimum lease payment under the above-mentioned operating leases were as follows:

	March 31,	March 31,
	2004	2005

Payable within
the next twelve months	$31,829	$17,540
the next 13th to 24th months	17,540	-
the next 25th to 36th months	-	-
the next 37th to 48th months	-	-
the next 49th to 60th months	-	-
Thereafter	-	-
	$49,369	$17,540

13. CONTINGENCIES AND COMMITMENTS

As disclosed in Note 11, the Group has its principal operations in the People’s Republic of China (“PRC”). Business enterprises are subject to income taxes and value added taxes under PRC tax laws and regulations unless they have exemptions. It has been the belief of the Group’s management that its PRC operations were exempted from income taxes and value added taxes as these operations were recognized by the local government as an advanced technology enterprise. The Group, however, has never received a written confirmation from the appropriate tax authorities for the tax exemption status of its PRC operations. In January 2006, management of the Group’s PRC operations took initiative to make tax payments to the PRC tax authorities for the calendar year 2005, and accrual for all applicable tax liabilities, plus surcharges, for all prior fiscal years were reflected in the Group’s financial statements. According to PRC tax regulations, the Group’s outstanding tax payables for calendar years prior to 2005 may be subject to potential penalties for the late payment of taxes which is calculated on the basis of 0.5 times to 5 times amount of taxes, which amounted from $3.9 million to $39 million as of March 31, 2005. No provision for the potential tax penalties has been made in the Group’s financial statements as management of the Group believes the Group did not cause the late payment of taxes, and that the possibility of having to pay such late payment penalties is highly unlikely.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

14. RELATED PARTY TRANSACTIONS

(a)
Shanghai Shining Biotechnology Co. Ltd. (“SSBC”), before it became the Company’s wholly-owned subsidiary, declared dividends amounting to $6,455,712 during the period from April 2003 to March 2005. The full amount of dividends was paid in cash to the SSBC shareholders without deducting a withholding tax at the rate of 20% as required by the applicable laws and regulations in the People’s Republic of China. These shareholders, except one of them, collectively acquired a majority shareholding in the Company in October 2005 as disclosed in Note 14(b). The Company and these shareholders reached agreement to treat the amount of dividend withholding taxes not withheld by the Company as advances to the recipients.

(b)
On August 11, 2005, the Company entered into an agreement to acquire 100% of the equity of Shanghai Shining Biotechnology Co. Ltd. for a total cash consideration of $2.27 million (RMB 18.35 million) from the former majority shareholders of the Company and a third party. At the time of this transaction, these former shareholders also agreed to re-establish a majority ownership in the Company in late 2005. In October 2005, they acquired new shares issued by the Company, and collectively re-established a 90% ownership immediately after these shares were issued (also see Note 15(d)).

(c)
Included in the Group’s balance of “Other payables and accruals” is an amount due and payable to the former majority shareholders. The payable arose from the Company’s acquisition of 100% of the equity of Shanghai Shining Biotechnology Co. Ltd. (“SBCC”) for a total cash consideration of $2.27 million (RMB 18.35 million) from the former majority shareholders of the Company and a third party in August 2005. These former majority shareholders acquired new shares issued by the Company in October 2005, and re-established a majority ownership in the Company (also see Notes 14(b) and 15(d)). Since this transaction has been accounted for as a recapitalization of SSBC and is reflected in these financial statements as if it occurred as of the beginning of the first accounting period presented in these financial statements, the Company’s liabilities of $2,270,141 arising from this transaction are shown as outstanding as of the March 31, 2004 and 2005, respectively.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

15. SUBSEQUENT EVENTS

(a)
On August 11, 2005, the Company entered into an agreement to acquire 100% of the equity of Shanghai Shining Biotechnology Co. Ltd. for a total cash consideration of $2.27 million (RMB 18.35 million) from the former majority shareholders of the Company and a third party.

(b)
In September 2005, the Company issued a Hong Kong Dollar denominated convertible bond for cash in the face amount of $2,580,000 (HKD 20,000,000) to an independent third party with a maturity date on September 21, 2006. This bond is guaranteed by Mr. Song Jinan, a former major shareholder of the Company who was a party involved in the related party transaction as disclosed in Note 14(b). The bondholder is required to convert the full face amount of the convertible bond into the Company’s common stock before the maturity date in the event that either the Company receives approval of listing of its shares on a recognized stock exchange or within three business days after all conditions precedent for the completion of a business combination between the Company and a third party company have been met. Upon conversion of the full face amount of the convertible bond, the bondholder shall hold 10% of the Company’s expanded share capital immediate after the conversion occurs. In the event that no conversion occurs prior to the maturity date, interest shall be accrued at 6% per annum on the face amount of the convertible bond. The accrued interest and the face amount shall be due and payable by the Company on the maturity date.

(c)
In September 2005, the Company forwarded a total of $1,785,420 to two former shareholders of the Company who were parties involved in the related party transaction as disclosed in Note 14(b). These two shareholders were holding the funds on behalf of the Company for the pending settlement of the Company’s liabilities arose from its acquisition of 100% of the equity of Shanghai Shining Biotechnology Co. Ltd. (“SSBC”) in August 2005 (also see Notes 14(b) and 14(c)). In October 2005, the Company forwarded an additional $580,050 to one of these two former shareholders for the pending settlement of the Company’s liabilities arose from its acquisition of SSBC’s equity. Immediately after this fund transfer, this former shareholder, together with another former shareholder, held a total of $2,365,470 on behalf of the Company. On September 27, 2005, these two former shareholders applied a major portion of this amount to settle the Company’s full liabilities of $2,270,141 arose from its acquisition of SSBC’s equity.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

15. SUBSEQUENT EVENTS (continued)

(d)
In October 2005, the former majority shareholders, who were parties to the transaction as disclosed in Note 14(b), subscribed a total of 9,000 shares of the Company’s common stock for a cash consideration of $9,000. These former majority shareholders collectively held 90% of the Company’s common stock immediately after these shares were issued.

(e)
On December 9, 2005, the Company incorporated a wholly-owned subsidiary, Growing State Limited (“GSL”), in accordance with the laws of the British Virgin Islands. GSL has an authorized capital of $50,000 divided into 50,000 shares of $1.00 par value. GSL issued one share to the Company for a cash consideration of $1.00 upon its formation. Its share capital has not changed since then. GSL has not commenced any operation as of the date of these financial statements.

SINOSMART GROUP INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amount expressed in US Dollars)

	Note		December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents			$12,412,715
Accounts receivable	3		9,294,651
Advances to related parties	10(a	)	3,338,167
Inventories	4		200,977
Travel advances			8,979
Other receivables			5,566
Total current assets			$25,261,055
Plant and equipment	5		1,617,010
Total assets			$26,878,065
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable			$2,700,283
Convertible loan	6		2,580,000
Tax payables	7		17,972,896
Loan from shareholders			-
Other payables and accruals			1,264,140
Total current liabilities			$24,517,319
Stockholders' equity:
Common stock	8		$10,000
Additional paid-in capital			206,929
Subscription receivables	8		(9,000)
Retained earnings (deficit)			(894,768)
Accumulated other comprehensive
income (loss)			21,791
Capital and statutory reserves			3,025,794
Total stockholders' equity			$2,360,746
Total liabilities and stockholders' equity			$26,878,065

The accompanying notes are an integral part of these financial statements.

SINOSMART GROUP INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amount expressed in US Dollars)

		Nine months ended
	Note	December 31,
		2004	2005

Net sales		$10,300,515	$15,061,192
Cost of sales		(3,153,828)	(4,403,612)
Gross profit		$7,146,687	$10,657,580
Operating expenses:
Selling expenses		$(1,227,288)	$(1,475,486)
General and administrative expenses		(262,343)	(384,260)
Total operating expenses		$(1,489,631)	$(1,859,746)
Income from operations		$5,657,056	$8,797,834
Other income and expenses:
Other income		$40,754	$44,312
Other expenses		-	(71)
Total other income (expenses)		$40,754	$44,241
Income before taxes		$5,697,810	$8,842,075
Provision for income taxes	9	(1,878,392)	(2,767,899)
Net income		$3,819,418	$6,074,176

The accompanying notes are an integral part of these financial statements.

SINOSMART GROUP INC. AND SUBSIDIARY
UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
(Amount expressed in US Dollars)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Subscription Receivables	Retained Earnings (Deficits)	Other Compre-hensive Income (Loss)	Capital & Statutory Reserves	Total Stockholders Equity

Balance- March 31, 2005	1,000	$1,000	$206,929	$-	$1,594,289	$1,251	$3,025,794	$4,829,263
Issue of new shares	9,000	9,000	-	(9,000)	-	-	-	-
Comprehensive income:
Net income	-	-	-	-	6,074,176	-	-	6,074,176
Foreign currency translation	-	-	-	-	-	20,540	-	20,540
Distributions to previous owners of the subsidiary	-	-	-	-	(8,563,233)	-	-	(8,563,233)
Balance- December 31, 2005	10,000	$10,000	$206,929	$(9,000)	$(894,768)	$21,791	$3,025,794	$2,360,746

The accompanying notes are an integral part of these financial statements.

SINOSMART GROUP INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Amount expressed in US Dollars)

	Nine months ended
	December 31,
	2004	2005
CASH FLOW FROM OPERATING ACTIVITIES
Net income	$3,819,418	$6,074,176
Adjustment for:
Depreciation	381,924	385,400
(Increase)/Decrease in accounts receivable	929,876	(2,105,453)
(Increase)/Decrease in other receivables	(9,894)	3,001
(Increase)/Decrease in travel advances	-	(8,978)
(Increase)/Decrease in inventories	(478,575)	250,441
Increase/(Decrease) in accounts payable	(261,063)	1,074,577
Increase/(Decrease) in income tax, surcharge and dividends withholding tax	1,878,392	2,767,899
Increase/(Decrease) in other payables and accruals, and value added tax payable	1,368,287	1,810,631
NET CASH PROVIDED BY OPERATING ACTIVITIES	$7,628,365	$10,251,694
CASH FLOWS USED IN INVESTING ACTIVITIES
Investment in Shanghai Shinning Biotechnology Co. Ltd.	$-	$(2,270,141)
CASH FLOWS FROM FINANCING ACTIVITIES
Temporary advance from shareholders	$3,212,501	$1,500,609
Repayment on temporary advance from shareholders	(3,212,501)	(1,500,609)
Advances to related parties	(1,291,249)	(1,712,647)
Proceeds from issuance of convertible bond	-	2,578,000
Distributions to previous owners of the subsidiary	(5,164,570)	(6,850,585)
NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES	$(6,455,819)	$(5,985,232)
Effect of exchange rate changes on cash	$(522)	$144,891
NET INCREASE IN CASH AND CASH EQUIVALENTS BALANCES	$1,172,024	$2,141,212
CASH AND CASH EQUIVALENTS BALANCES AT BEGINNING OF PERIOD	6,251,671	10,271,503
CASH AND CASH EQUIVALENTS BALANCES AT END OF PERIOD	$7,423,695	$12,412,715

The accompanying notes are an integral part of these financial statements.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Sinosmart Group Inc. (“SGI” or the “Company”) was incorporated in the British Virgin Islands on February 13, 2004. On August 11, 2005, SGI entered into an agreement to acquire 100% of the equity of Shanghai Shining Biotechnology Co. Ltd. ("SSBC”) for a total cash consideration of $2.27 million (RMB 18.35 million) from the former majority shareholders of SGI and a third party. At the time of this transaction, these former shareholders also agreed to re-establish a majority ownership in SGI in late 2005. In October 2005, they acquired new shares issued by SGI, and collectively re-established a 90% ownership in the Company (also see Notes 10(b) and 11(a)). On August 19, 2005, SGI received approval from the Economic and Trade Bureau of the Pudong New District, Shanghai, People’s Republic of China, on this acquisition. This transaction has been accounted for as a recapitalization of SSBC with no adjustment to the historical basis of the assets and liabilities of SSBC and the operations were consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements.

SSBC was established as a domestic limited liability company on August 20, 1999 upon the issuing of a license by the Administration for Industry and Commerce of the Pudong New District in Shanghai, People’s Republic of China with an operating period of 8 years to April 15, 2007. In 2002, SSBC was changed to a joint-stock company. Upon Sinosmart Group Inc.’s acquisition of 100% of the equity of SSBC in August 2005, approval was granted by the Pudong New District Government and the Economic and Trade Bureau of the Pudong New District for SSBC to become a Wholly Foreign Owned Enterprise.

SSBC is a manufacturer and distributor of probiotics products in the People’s Republic of China.

SSBC had a registered capital of RMB 1,000,000 when it was established as a domestic limited liability company in 1999. In 2002, its registered capital was first increased to RMB 10,000,000, and then to RMB 20,480,000 when it became a joint-stock limited company. SSBC’s registered capital was RMB 20,480,000 as of December 31, 2005.

On December 9, 2005, the Company incorporated a wholly-owned subsidiary, Growing State Limited (“GSL”), in accordance with the laws of the British Virgin Islands. GSL has an authorized capital of $50,000 divided into 50,000 shares of $1.00 par value. GSL issued one share to the Company for a cash consideration of $1.00 upon its formation. Its share capital has not changed since then. GSL has not commenced any operation as of the date of these financial statements.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

2. BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The condensed consolidated financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in conjunction with generally accepted accounting principles used in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements and the notes thereto.

The accompanying unaudited interim condensed consolidated financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year taken as a whole.

The unaudited condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America and include the accounts of Sinosmart Group Inc. and Shanghai Shining Biotechnology Co. Ltd. (hereafter referred to as the “Group”) for all periods presented. All significant intercompany balances and transactions have been eliminated on consolidation.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

3. ACCOUNTS RECEIVABLE

The Group's accounts receivable as of the balance sheet date as presented in these financial statements is summarized as follows:

December 31,
2005

Trade receivables	$9,294,651
Less : Allowances for doubtful debt	-
$9,294,651

4. INVENTORIES

The Group's inventories as of the balance sheet date as presented in these financial statements are summarized as follows:

December 31,
2005

Raw materials	$138,652
Work-in-progress	24,036
Finished goods	38,289
$200,977

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

5. PLANT AND EQUIPMENT

The Group's plant and equipment as of the balance sheet date as presented in these financial statements are summarized as follows:

December 31,
2005

Plant and machinery	$2,980,324
Office equipment	1,090,376
Motor vehicles	28,532
4,099,232
Less: Accumulated depreciation	(2,482,222)
$1,617,010
6. CONVERTIBLE LOAN

On September 22, 2005, the Company issued a Hong Kong Dollar denominated convertible bond for cash in the face amount of $2,580,000 (HKD20,000,000) to an independent third party with a maturity date on September 21, 2006. This bond is guaranteed by Mr. Song Jinan, a former major shareholder of the Company who was a party involved in the related party transaction as disclosed in Note 10(b). The bondholder is required to convert the full face amount of the convertible bond into the Company’s common stock if before maturity, the Company either receives approval of listing of its shares on a recognized stock exchange or within three business days after all conditions precedent for the completion of a business combination between the Company and a third party company have been met. Upon conversion of the full face amount of the convertible bond, the bondholder shall hold 10% of the Company’s expanded share capital immediate after the conversion occurs. In the event that no conversion occurs prior to the maturity date, interest shall be accrued at 6% per annum on the face amount of the convertible bond. The accrued interest and the face amount shall be due and payable by the Company on the maturity date. The bond holder exercised the conversion right on March __, 2006, and converted the full face amount of $2,580,000 into 1,429 shares of the Company’s common stock (also see note 11(b)).

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

7. TAX PAYABLES

The Group's tax payables as of the balance sheet date as presented in these financial statements are summarized as follows:

December 31,
2005

Value added tax	$6,569,134
Income tax	4,278,332
Surcharge	3,787,263
Dividends withholding tax	3,338,167
$17,972,896

8. COMMON STOCK

The Company is authorized to issue 50,000 shares of common stock having a par value $1.00. The number of issued and outstanding common stock as of the balance sheet date as presented in these financial statements is summarized as follows:

December 31,
2005

Number of issued and outstanding common stock	10,000

In October 2005, the Company received subscription for 9,000 shares of its common stock for a total consideration of $9,000 from a group of former shareholders. The cash consideration was made by the subscribers subsequent to the balance sheet date (also see Note 11(a)).

As of December 31, 2005, the Company had a Hong Kong Dollars denominated convertible bond in the face amount of $2,580,000 (HKD20,000,000) outstanding. On March __, 2006, the bond holder exercised the conversion right and converted the full amount of $2,580,000 into 1,429 shares of the Company’s common stock (also see Note 11(b)).

On March __, 2006, the Company completed a private placement and issued 2,858 shares of its common stock to a group of unrelated investors for a total cash of $5,067,700 (also see Note 11(e)).

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

9. INCOME TAXES

The income (loss) generated in the British Virgin Islands and the People’s Republic of China (“PRC”) before income taxes during the periods as presented in these financial statements are summarized as follows:

	Nine months ended
	December 31,
	2004	2005

Loss in the British Virgin Islands before income taxes	(343)	(110,276)
Income in the PRC before income taxes	5,698,153	8,952,351
	5,697,810	8,842,075

There is no income tax for companies domiciled in the British Virgin Islands. Accordingly, the Company's financial statements do not present any income tax provisions or credits related to the British Virgin Islands tax jurisdiction. The provision for income tax relating to the PRC for the periods as presented in these financial statements are summarized as follows:

	Nine months ended
	December 31,
	2004	2005

Current	$1,878,392	$2,767,899
Deferred	-	-
	$1,878,392	$2,767,899

As of December 31, 2005, the Company had no deferred tax assets and liabilities.

The principal reconciling items from income tax computed at the statutory rates and at the effective income tax rates are as follows:

	Nine months ended
	December 31,
	2004	2005

Computed tax at the local PRC statutory rate of 33%	$1,880,390	$2,954,276
Non-deductible items	114,899	23,463
Tax concession	(1,088,339)	(1,624,221)
Surcharge at 0.5% per day on accrued taxes	971,442	1,414,381
Total provision for income at effective rate	$1,878,392	$2,767,899

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

9. INCOME TAXES (continued)

The Group has its principal operations in the People’s Republic of China (“PRC”). Business enterprises are subject to income taxes and value added taxes under PRC tax laws and regulations unless they have exemptions. It has been the belief of the Group’s management that its PRC operations were exempted from income taxes and value added taxes as these operations were recognized by the local government as an advanced technology enterprise. The Group, however, has never received a written confirmation from the appropriate tax authorities for the tax exemption status of its PRC operations. In January 2006, management of the Group’s PRC operations took initiative to make tax payments to the PRC tax authorities for the calendar year 2005, and accrual for all applicable tax liabilities, plus surcharge, for all prior fiscal years were reflected in the Group’s financial statements. According to PRC tax regulations, the Group’s outstanding tax payables for calendar years prior to 2005 may be subject to potential penalties for the late payment of taxes which is calculated on the basis of 0.5 times to 5 times amount of taxes, which amounted from $4.88 million to $48.84 million as of December 31, 2005. No provision for the potential tax penalties has been made in the Group’s financial statements as management of the Group believes that the Group did not cause the late payment of taxes, and that the possibility of having to pay such late payment penalties is highly unlikely.

10. RELATED PARTY TRANSACTIONS

(a)   Shanghai Shining Biotechnology Co. Ltd. (“SSBC”), before it became the Company’s wholly-owned subsidiary, declared dividends amounting to $8,563,233 during the period from April 2005 to June 2005. The full amount of dividends was paid in cash to the then SSBC shareholders without deducting a withholding tax at the rate of 20% as required under the applicable laws and regulations in the People’s Republic of China. These shareholders, except one of them, collectively acquired a majority shareholding in the Company in October 2005 as disclosed in Note 10(b). The Company and these shareholders reached agreement to treat the amount of dividend withholding taxes not withheld by the Company as advances to the recipients. The balance of the advances was $3,338,167 as of December 31, 2005. On March 13, 2006, this amount was settled in cash in full (also see Note 11(c)).

(b)  On August 11, 2005, the Company entered into an agreement to acquire 100% of the equity of Shanghai Shining Biotechnology Co. Ltd. for a total cash consideration of $2.27 million (RMB 18.35 million) from the former majority shareholders of the Company and a third party. At the time of this transaction, these former shareholders also agreed to re-establish a majority ownership in the Company in late 2005. In October 2005, they acquired new shares issued by the Company, and collectively re-established a 90% ownership in the Company.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

11. SUBSEQUENT EVENTS

(a)   In October 2005, the former majority shareholders subscribed a total of 9,000 shares of the Company’s common stock for a cash consideration of $9,000. These former majority shareholders collectively held 90% of the Company’s common stock immediately after these shares were issued. The cash consideration was made by the subscribers of these shares subsequent to the balance sheet date.

(b)   As of December 31, 2005, the Company had a Hong Kong Dollar denominated convertible bond in the face amount of $2,580,000 (HKD20,000,000) outstanding. On, 2006, the bond holder exercised its conversion right and converted the full amount of $2,580,000 into 1,429 shares of the Company’s common stock.

(c)   On March 13, 2006, the Company received $3,338,167 in cash for a full settlement of its advances to the related parties as disclosed in Note 10(a)

(d)   In March 2006, the former majority shareholders, who were parties to the transaction as disclosed in Note 10(b), advanced a RMB denominated loan in the amount of $2,287,269 (RMB 18,401,200) to the Company. This loan is interest free and is repayable in November 2006.

(e)   On March 22, 2006, the Company completed a private placement and issued 2,858 shares of its common stock to a group of unrelated investors for a total cash of $5,067,700.

SINOSMART GROUP INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amount expressed in US Dollars)

12. CONTINGENCIES AND COMMITEMENTS

As disclosed in Note 9, the Group has its principal operations in the People’s Republic of China (“PRC”). Business enterprises are subject to income taxes and value added taxes under PRC tax laws and regulations unless they have exemptions. It has been the belief of the Group’s management that its PRC operations were exempted from income taxes and value added taxes as these operations were recognized by the local government as an advanced technology enterprise. The Group, however, has never received a written confirmation from the appropriate tax authorities for the tax exemption status of its PRC operations. In January 2006, management of the Group’s PRC operations took initiative to make tax payments to the PRC tax authorities for the calendar year 2005, and accrual for all applicable tax liabilities, plus surcharge, for all prior fiscal years were reflected in the Group’s financial statements. According to PRC tax regulations, the Group’s outstanding tax payables for the calendar years prior to 2005 may be subject to potential penalties for the late payment of taxes which is calculated on the basis of 0.5 times to 5 times amount of taxes, which amounted from $4.88 million to $48.84 million as of December 31, 2005. No provision for the potential tax penalties has been made in the Group’s financial statements as management of the Group believes that the Group did not cause the late payment of taxes, and that the possibility of having to pay such late payment penalties is highly unlikely.

(b)  Pro Forma Financial Information.

Unaudited Pro Forma Combined Financial Statements

Balance Sheet as at November 30, 2005

Statement of Operations for the period from September 1, 2004 to August 31, 2005

Statements of Operations for the period from September 1, 2005 to November 30, 2005

Notes to the unaudited pro forma combined financial statements

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On March 22, 2006, China-Biotics, Inc. (“China-Biotics”), a public reporting company without any business or operating activities, issued 15,980,000 shares of restricted, unregistered shares of common stock in exchange for 100% equity interest in Sinosmart Group, Inc. ("Sinosmart"), making Sinosmart a wholly-owned subsidiary of China-Biotics at the opening of business on March 22, 2006. This stock exchange transaction resulted in the shareholders of Sinosmart obtaining a majority voting interest in China-Biotics. Accounting principles generally accepted in the United States of America require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes, resulting in a reverse acquisition. Accordingly, the stock exchange transaction has been accounted for as recapitalization of Sinosmart.

The following Unaudited Pro Forma Combined Financial Statements give effect to the aforementioned reverse acquisition based on the assumptions and adjustments set forth in the accompanying notes to the Unaudited Pro Forma Combined Financial Statements which management believes are reasonable. The Unaudited Pro Forma Combined Balance Sheet represents the combined financial position of China-Biotics and Sinosmart as of November 30, 2005 as if the reverse acquisition occurred on November 30, 2005. The Unaudited Pro Forma Combined Statements of Operations give effect to the reverse acquisition of China-Biotics by Sinosmart assuming that the reverse acquisition took place on the beginning of the first accounting period presented in these pro forma combined financial statements. These Unaudited Pro Forma Combined Financial Statements and accompanying notes should be read in conjunction with the audited historical financial statements and related notes of China-Biotics and Sinosmart, which are included in this document.

The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the reverse acquisitions of China-Biotics had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.

China-Biotics, Inc.
(Successor of Sinosmart Group, Inc.)
Unaudited Pro Forma Combined Balance Sheet
(Amount expressed in US Dollars)

	November 30, 2005
	Sinosmart Group Inc.	China-Biotics, Inc.	Note		Pro Forma Adjustments	Pro Forma Combined
	(Unaudited)					(Unaudited)
ASSETS
Currents:
Cash and cash equivalents	$11,306,310	$1,350	2 (b	)	$(750)	$16,383,610
			2 (c	)	9,000
			2 (e	)	5,067,700
Accounts receivable	8,632,155	-				8,632,155
Advances to related parties	3,335,475	-				3,335,475
Inventories	165,919	-				165,919
Other receivables	16,025	-				16,025
Total current assets	$23,455,884	$1,350			$5,075,950	$28,533,184
Plant and equipment	$1,659,156	$-				$1,659,156
Total assets	$25,115,040	$1,350			$5,075,950	$30,192,340
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,591,855	$-				$2,591,855
Convertible loan	2,580,000	-	2 (d	)	(2,580,000)	-
Tax payables	17,272,918	-				17,272,918
Other payables and accruals	1,402,341	-				1,402,341
Total current liabilities	$23,847,114	$-			$(2,580,000)	$21,267,114
Stockholders' equity:
Common stock	$10,000	$2,648	2 (b	)	$(100)	$4,146
			2 (d	)	$1,429
			2 (e	)	2,857
			2 (f	)	(12,688)
Additional paid-in capital	206,929	256,752	2 (a	)	438	7,863,521
			2 (b	)	(650)
			2 (d	)	2,578,571
			2 (e	)	5,064,843
			2 (f	)	(245,362)
			2 (g	)	2,000
Subscription receivables	(9,000)		2 (c	)	9,000	-
Retained earnings (deficits)	(1,983,225)	(258,050)	2 (f	)	258,050	(1,983,225)
Accumulated other omprehensive income (loss)	17,428	-				17,428
Capital and statutory reserves	3,025,794	-				3,025,794
Treasury stock			2 (a	)	(438)	(2,438)
-		-	2 (g	)	(2,000)
Total stockholders' equity	$1,267,926	$1,350			$7,655,950	$8,925,226
Total liabilities and
stockholders' equity	$25,115,040	$1,350			$5,075,950	$30,192,340

China-Biotics, Inc.
(Successor of Sinosmart Group, Inc.)
Unaudited Pro Forma Combined Statements of Operations
(Amount expressed in US Dollars)

	From September 1, 2004 to August 31, 2005
	Sinosmart Group Inc.	China-Biotics, Inc.			Pro Forma Adjustments	Pro Forma Combined
	(Unaudited)					(Unaudited)

Net sales	$15,905,104	$-				$15,905,104
Cost of sales	(4,776,181)	-				(4,776,181)
Gross profit	$11,128,923	$-				$11,128,923
Operating expenses:
Selling expenses	$(1,944,538)	$-				$(1,944,538)
General and administrative expenses	(485,875)	(12,643)				(498,518)
Total operating expenses	$(2,430,413)	$(12,643)				$(2,443,056)
Income from operations	$8,698,510	$(12,643)				$8,685,867
Other income and expenses:
Other income	$55,976					55,976
Other expenses	-					-
Total other income (expenses)	$55,976	$-				$55,976
Income before taxes	$8,754,486	$(12,643)				$8,741,843
Provision for income taxes	(2,921,193)					(2,921,193)
Net income	$5,833,293	$(12,643)				$5,820,650

Weighted average number of common shares outstanding (Note 3)

Basic and diluted		26,481,004	3(a	)	(4,381,004)	17,080,000
			3(b	)	(1,000,000)
			3(c	)	15,980,000
			3(d	)	(20,000,000)
Earnings per shares (Note 3)
Basic and diluted		$(0.00)				$0.34

China-Biotics, Inc.
(Successor of Sinosmart Group, Inc.)
Unaudited Pro Forma Combined Statements of Operations
(Amount expressed in US Dollars)

	From September 1, 2005 to November 30, 2005
	Sinosmart Group Inc.	China-Biotics, Inc.			Pro Forma Adjustments	Pro Forma Combined
	(Unaudited)					(Unaudited)

Net sales	$6,108,703	$-				$6,108,703
Cost of sales	(1,770,502)	-				(1,770,502)
Gross profit	$4,338,201	$-				$4,338,201
Operating expenses:
Selling expenses	$(648,612)	$-				$(648,612)
General and administrative expenses	(168,953)	(865)				(169,818)
Total operating expenses	$(817,565)	$(865)				$(818,430)
Income from operations	$3,520,636	$(865)				$3,519,771
Other income and expenses:
Other income	$14,349	$-				$14,349
Other expenses	(71)	-				(71)
Total other income (expenses)	$14,278	$-				$14,278
Income before taxes	$3,534,914	$(865)				$3,534,049
Provision for income taxes	(1,008,911)	-				(1,008,911)
Net income	$2,526,003	$(865)				$2,525,138

Weighted average number of common shares outstanding (Note 3)

Basic and diluted		26,481,004	3(a	)	(4,381,004)	17,080,000
			3(b	)	(1,000,000)
			3(c	)	15,980,000
			3(d	)	(20,000,000)
Earnings per shares (Note 3)
Basic and diluted		$(0.00)				$0.15

China-Biotics, Inc.
(Successor of Sinosmart Group, Inc.)
Notes to Unaudited Pro Forma Combined Financial Statements
(Amount expressed in US Dollars)

1.  Basis of Preparation

The Unaudited Pro Forma Combined Balance Sheet represents the combined financial position of China-Biotics and Sinosmart as of November 30, 2005 as if the reverse acquisition occurred on November 30, 2005.

The Unaudited Pro Forma Combined Statements of Operations give effect to the reverse acquisition of China-Biotics by Sinosmart assuming that the reverse acquisition took place on the beginning of the first accounting period presented in these pro forma combined financial statements.

2.  Pro Forma Adjustments

The following pro forma adjustments have been made to arrive at the Unaudited Pro Forma Combined Balance Sheet:

(a)   In late January and early February 2006, China-Biotics received a total of 4,381,004 shares of its common stock from three shareholders for cancellation free of any consideration. These shares are treated as Treasury Stock pending for cancellation. The receipt of these shares has been are shown as a pro forma adjustment in the Unaudited Pro Forma Combined Balance Sheet.

(b)   In February 2006, China-Biotics purchased 1,000,000 shares of its common stock from a shareholder/officer for a cash consideration of $750.00. These shares have been canceled after their purchase. The cancellation of these shares is shown as a pro forma adjustment in the Unaudited Pro Forma Combined Balance Sheet.

China-Biotics, Inc.
(Successor of Sinosmart Group, Inc.)
Notes to Unaudited Pro Forma Combined Financial Statements
(Amount expressed in US Dollars)

2. Pro Forma Adjustments (continued)

(c)   In October, 2005, Sinosmart issued 9,000 shares of its common stock for cash. Payment of the cash consideration was made subsequent to the balance sheet date but prior to the consummation of the reverse acquisition. These shares, together with the already issued 1,000 shares of Sinosmart common stock, were exchanged into 11,186,000 shares of China-Biotics common stock in connection with the reverse acquisition transaction. The receipt of the cash consideration has been treated as an integral part of the reverse acquisition and is shown as a pro forma adjustment in the Unaudited Pro Forma Combined Balance Sheet.

(d)   As of November 30, 2005, Sinosmart had a convertible loan of $2,580,000. This convertible loan was converted into 1,429 shares of Sinosmart common stock prior to the reverse acquisition transaction. These shares were exchanged into 2,924,000 shares of China-Biotics common stock in connection with the reverse acquisition. The conversion of Sinosmart’s convertible loan into Sinosmart’s shares, and then into China-Biotics’ shares, have been treated as an integral part of the reverse acquisition and is shown as a pro forma adjustment in the Unaudited Pro Forma Combined Balance Sheet.

(e)   Prior to the reverse acquisition transaction, on March 22,  2006, Sinosmart completed a private placement and issued 2,858 shares of its common stock to a group of unrelated investors for a total cash of $5,067,700. These shares were exchanged into 1,870,000 shares of China-Biotics common stock in connection with the reverse acquisition. The private placement and the subsequent share exchange have been treated as an integral part of the reverse acquisition and are shown as a pro forma adjustment in the Unaudited Pro Forma Combined Balance Sheet.

(f)   China-Biotics issued 15,980,000 shares of its common stock to exchange for 100% equity in Sinosmart in the reverse acquisition transaction. The share capital and additional paid-in capital of Sinosmart totaling $7,796,929 as of November 30, 2005, after adjusting for (i) the accumulated deficit of China-Biotics of $258,050 as of November 30, 2005 and (ii) the pro forma adjustments as disclosed in Note 2(d) and 2(e) above, are treated as the share capital and additional paid-in capital of these newly issued shares.

China-Biotics, Inc.
(Successor of Sinosmart Group, Inc.)
Notes to Unaudited Pro Forma Combined Financial Statements
(Amount expressed in US Dollars)

2. Pro Forma Adjustments (continued)

(g)   As part of the reverse acquisition, China-Biotics sold certain of securities valued at $5,363 to its former President in exchange for 20,000,000 shares of its common stock. The 20,000,000 shares of common stock received by China-Biotics are treated as Treasury Stock pending for cancellation. This transaction has been treated as an integral part of the reverse acquisition and is shown as a pro forma adjustment in the Unaudited Pro Forma Combined Balance Sheet.

3. Earnings Per Share

(a)   As disclosed in Note 2(a) above, in late January and early February 2006, China-Biotics received a total of 4,381,004 shares of its common stock from three shareholders for cancellation free of any consideration. These shares are treated as Treasury Stock pending for cancellation. These shares have been treated as if they have been Treasury Stock since February 20, 2003 for the purpose of computing earnings per shares for the accounting periods covered by the Unaudited Pro Forma Combined Statements of Operations

(b)   As disclosed in Note 2(b) above, in late January and early February 2006, China-Biotics purchased 1,000,000 shares of its common stock from a shareholder/officer for a cash consideration of $750.00. These shares have been canceled after their purchase. These shares have been treated as if they have been canceled since February 20, 2003 for the purpose of computing earnings per shares for the accounting periods covered by the Unaudited Pro Forma Combined Statements of Operations.

China-Biotics, Inc.
(Successor of Sinosmart Group, Inc.)
Notes to Unaudited Pro Forma Combined Financial Statements
(Amount expressed in US Dollars)

3. Earnings Per Share (continued)

(c)   As disclosed in 2(f) above, China-Biotics issued 15,980,000 shares of its common stock to exchange for 100% equity in Sinosmart in the reverse acquisition transaction. The 15,980,000 shares of China-Biotics common stock issued in connection with the reverse acquisition have been treated as if they have been outstanding since February 20, 2003 for the purpose of computing earnings per shares for the accounting periods covered by the Unaudited Pro Forma Combined Statements of Operations.

(d)   As disclosed in Note 2(g) above, as part of the reverse acquisition, China-Biotics sold certain of securities valued at $5,363 to its former President in exchange for 20,000,000 shares of its common stock. The 20,000,000 shares of common stock received by China-Biotics are treated as Treasury Stock pending for cancellation. These shares have been treated as if they have been Treasury Stock since February 20, 2003 for the purpose of computing earnings per shares for the accounting periods covered by the Unaudited Pro Forma Combined Statements of Operations.

(c) Exhibits

3.1	Amended and Restated Certificate of Incorporation of China-Biotics, Inc.
3.2	Amended and Restated Bylaws of China-Biotics, Inc.
10.1	Securities Exchange Agreement dated March 22, 2006
10.2	Form of Lockup Agreement dated March 22, 2006
10.3	Put Agreement dated March 22, 2006
10.4	Registration Rights Agreement dated March 22, 2006
10.5	Investors’ Rights Agreement dated March 22, 2006
10.6	Stan Ford Agreement dated March 22, 2006
10.7	Summary of English translation of Investment Agreement for lease of Land dated March 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China-Biotics, Inc. (Registrant)

Date: March 23, 2006	By:	/s/ Song Jinan
Song Jinan
Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary